Exhibit 4(a)(i)



                                                             EXECUTION COPY

           ================================================================



                                WALTER INDUSTRIES, INC.

                                 ____________________


                                     $490,000,000

                                 SENIOR NOTES DUE 2000


                                Series B and Series B-1

                                 ____________________

                                       INDENTURE

                              Dated as of March 17, 1995

                                 ____________________



                        UNITED STATES TRUST COMPANY OF NEW YORK
                                        Trustee



           ================================================================

                                CROSS-REFERENCE TABLE*

Trust Indenture
  Act Section                                                  Indenture Section

310(a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . .               7.10
   (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . .               7.10
   (a)(3) . . . . . . . . . . . . . . . . . . . . . . . . . .               N.A.
   (a)(4) . . . . . . . . . . . . . . . . . . . . . . . . . .               N.A.
   (a)(5) . . . . . . . . . . . . . . . . . . . . . . . . . .               7.10
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . .         7,08, 7.10
   (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . .               N.A.
311(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . .               7.11
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . .               7.11
   (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . .               N.A.
312(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . .               2.05
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . .              11.03
   (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . .              11.03
313(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . .               7.06
   (b)(1) . . . . . . . . . . . . . . . . . . . . . . . . . .               N.A.
   (b)(2) . . . . . . . . . . . . . . . . . . . . . . . . . .               7.06
   (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . .        7.06, 11.02
   (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . .               7.06
314(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . .  4.03, 4.04, 11.02
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . .              10.02
   (c)(1) . . . . . . . . . . . . . . . . . . . . . . . . . .              11.04
   (c)(2) . . . . . . . . . . . . . . . . . . . . . . . . . .              11.04
   (c)(3) . . . . . . . . . . . . . . . . . . . . . . . . . .               N.A.
   (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . .              10.02
   (e)  . . . . . . . . . . . . . . . . . . . . . . . . . . .              11.05
   (f)  . . . . . . . . . . . . . . . . . . . . . . . . . . .               N.A.
315(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . .               7.01
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . .        7.05, 11.02
   (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . .               7.01
   (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . .               7.01
   (e)  . . . . . . . . . . . . . . . . . . . . . . . . . . .               6.11
316(a)(last sentence) . . . . . . . . . . . . . . . . . . . .               2.09
   (a)(1)(A)  . . . . . . . . . . . . . . . . . . . . . . . .               6.05
   (a)(1)(B)  . . . . . . . . . . . . . . . . . . . . . . . .               6.04
   (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . .               N.A.
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . .               6.07
   (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . .               2.12
317(a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . .               6.08
   (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . .               6.09
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . .               2.04
318(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . .              11.01
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . .               N.A.
   (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . .              11.01
N.A. means not applicable.

*This Cross-Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS


                                                                            Page


                                   ARTICLE ONE
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01.  Definitions  . . . . . . . . . . . . . . . . . . . . . . . .    1
Section 1.02.  Other Definitions  . . . . . . . . . . . . . . . . . . . . .   21
Section 1.03.  Incorporation by Reference of Trust
                 Indenture Act  . . . . . . . . . . . . . . . . . . . . . .   21
Section 1.04.  Rules of Construction  . . . . . . . . . . . . . . . . . . .   22


                                   ARTICLE TWO
                                    THE NOTES

Section 2.01.  Form and Dating  . . . . . . . . . . . . . . . . . . . . . .   22
Section 2.02.  Execution and Authentication . . . . . . . . . . . . . . . .   23
Section 2.03.  Registrar and Paying Agent . . . . . . . . . . . . . . . . .   24
Section 2.04.  Paying Agent to Hold Money in Trust  . . . . . . . . . . . .   24
Section 2.05.  Holder Lists . . . . . . . . . . . . . . . . . . . . . . . .   24
Section 2.06.  Transfer and Exchange  . . . . . . . . . . . . . . . . . . .   25
Section 2.07.  Replacement Notes  . . . . . . . . . . . . . . . . . . . . .   25
Section 2.08.  Outstanding Notes  . . . . . . . . . . . . . . . . . . . . .   26
Section 2.09.  Treasury Notes . . . . . . . . . . . . . . . . . . . . . . .   27
Section 2.10.  Temporary Notes  . . . . . . . . . . . . . . . . . . . . . .   27
Section 2.11.  Cancellation . . . . . . . . . . . . . . . . . . . . . . . .   27
Section 2.12.  Defaulted Interest . . . . . . . . . . . . . . . . . . . . .   27
Section 2.13.  Exchange Offer . . . . . . . . . . . . . . . . . . . . . .     28


                            ARTICLE THREE
                    REDEMPTION AND PREPAYMENT

Section 3.01.  Notices to Trustee . . . . . . . . . . . . . . . . . . . . .   28
Section 3.02.  Selection of Notes to Be Redeemed  . . . . . . . . . . . . .   29
Section 3.03.  Notice of Redemption . . . . . . . . . . . . . . . . . . . .   29
Section 3.04.  Effect of Notice of Redemption . . . . . . . . . . . . . . .   30
Section 3.05.  Deposit of Redemption Price  . . . . . . . . . . . . . . . .   30
Section 3.06.  Notes Redeemed in Part . . . . . . . . . . . . . . . . . . .   31
Section 3.07.  Optional Redemption  . . . . . . . . . . . . . . . . . . . .   31
Section 3.08.  Mandatory Redemption . . . . . . . . . . . . . . . . . . . .   31
Section 3.09.  Offers to Purchase By Application
                 of Excess Proceeds . . . . . . . . . . . . . . . . . . . .   31

                                                                            Page


                                  ARTICLE FOUR
                                    COVENANTS

Section 4.01.  Payment of Notes . . . . . . . . . . . . . . . . . . . . . .   33
Section 4.02.  Maintenance of Office or Agency  . . . . . . . . . . . . . .   34
Section 4.03.  Reports  . . . . . . . . . . . . . . . . . . . . . . . . . .   34
Section 4.04.  Compliance Certificate . . . . . . . . . . . . . . . . . . .   35
Section 4.05.  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
Section 4.06.  Stay, Extension and Usury Laws . . . . . . . . . . . . . . .   37
Section 4.07.  Corporate Existence  . . . . . . . . . . . . . . . . . . . .   37
Section 4.08.  Change of Control  . . . . . . . . . . . . . . . . . . . . .   37
Section 4.09.  Limitation on Asset Sales  . . . . . . . . . . . . . . . . .   39
Section 4.10.  Limitation on Restricted Payments  . . . . . . . . . . . . .   41
Section 4.11.  Limitation on Incurrence of Indebtedness;
                 Issuance of Capital Stock  . . . . . . . . . . . . . . . .   43
Section 4.12.  Limitation on Liens  . . . . . . . . . . . . . . . . . . . .   44
Section 4.13.  Limitation on Dividend and Other Payment
                 Restrictions Affecting Subsidiaries  . . . . . . . . . . .   44
Section 4.14.  Limitation on Transactions with
                 Affiliates . . . . . . . . . . . . . . . . . . . . . . . .   45
Section 4.15.  Limitation on Sale and Leaseback
                 Transactions . . . . . . . . . . . . . . . . . . . . . . .   46
Section 4.16.  Compliance with Laws . . . . . . . . . . . . . . . . . . . .   47
Section 4.17.  Limitation on Sale of Capital Stock of
                 Subsidiaries . . . . . . . . . . . . . . . . . . . . . . .   47
Section 4.18   Payment for Consents . . . . . . . . . . . . . . . . . . .     47

                                  ARTICLE FIVE
                                   SUCCESSORS

Section 5.01.  Limitation on Mergers, Consolidations
                 and Sales of Assets  . . . . . . . . . . . . . . . . . . .   48
Section 5.02.  Successor Corporation Substituted  . . . . . . . . . . . . .   48


                                   ARTICLE SIX
                      DEFAULTS AND REMEDIES

Section 6.01.  Events of Default  . . . . . . . . . . . . . . . . . . . . .   49
Section 6.02.  Acceleration . . . . . . . . . . . . . . . . . . . . . . . .   51
Section 6.03.  Other Remedies . . . . . . . . . . . . . . . . . . . . . . .   51
Section 6.04.  Waiver of Past Defaults  . . . . . . . . . . . . . . . . . .   52
Section 6.05.  Control by Majority  . . . . . . . . . . . . . . . . . . . .   52
Section 6.06.  Limitation on Suits  . . . . . . . . . . . . . . . . . . . .   52
Section 6.07.  Rights of Holders of Notes to
                 Receive Payment  . . . . . . . . . . . . . . . . . . . . .   53
Section 6.08.  Collection Suit by Trustee . . . . . . . . . . . . . . . . .   53
Section 6.09.  Trustee May File Proofs of Claim . . . . . . . . . . . . . .   53
Section 6.10.  Priorities . . . . . . . . . . . . . . . . . . . . . . . . .   54
Section 6.11.  Undertaking for Costs  . . . . . . . . . . . . . . . . . . .   54
Section 6.12.  Event of Default from Willful Action . . . . . . . . . . . .   55

                                                                            Page



                                  ARTICLE SEVEN
                                     TRUSTEE

Section 7.01.  Duties of Trustee  . . . . . . . . . . . . . . . . . . . . .   55
Section 7.02.  Rights of Trustee  . . . . . . . . . . . . . . . . . . . . .   57
Section 7.03.  Individual Rights of Trustee . . . . . . . . . . . . . . . .   57
Section 7.04.  Trustee's Disclaimer . . . . . . . . . . . . . . . . . . . .   57
Section 7.05.  Notice of Defaults . . . . . . . . . . . . . . . . . . . . .   58
Section 7.06.  Reports by Trustee to Holders of the
                 Notes  . . . . . . . . . . . . . . . . . . . . . . . . . .   58
Section 7.07.  Compensation and Indemnity . . . . . . . . . . . . . . . . .   58
Section 7.08.  Replacement of Trustee . . . . . . . . . . . . . . . . . . .   59
Section 7.09.  Successor Trustee by Merger, etc.  . . . . . . . . . . . . .   60
Section 7.10.  Eligibility; Disqualification  . . . . . . . . . . . . . . .   61
Section 7.11.  Preferential Collection of Claims
                 Against Company  . . . . . . . . . . . . . . . . . . . . .   61


                                  ARTICLE EIGHT
                             DISCHARGE OF INDENTURE

Section 8.01.  Discharge of Indenture; Option to Effect
                 Legal Defeasance or Covenant Defeasance  . . . . . . . . .   61
Section 8.02.  Legal Defeasance and Discharge . . . . . . . . . . . . . . .   62
Section 8.03.  Covenant Defeasance  . . . . . . . . . . . . . . . . . . . .   62
Section 8.04.  Conditions to Legal or Covenant Defeasance . . . . . . . . .   63
Section 8.05.  Deposited Money and Government Securities
                 to be Held in Trust; Other Miscellaneous
                 Provisions . . . . . . . . . . . . . . . . . . . . . . . .   65
Section 8.06.  Repayment to Company . . . . . . . . . . . . . . . . . . . .   66
Section 8.07.  Reinstatement  . . . . . . . . . . . . . . . . . . . . . . .   66


                                  ARTICLE NINE
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.  Without Consent of Holders of Notes  . . . . . . . . . . . .   67
Section 9.02.  With Consent of Holders of Notes . . . . . . . . . . . . . .   68
Section 9.03.  Compliance with Trust Indenture Act  . . . . . . . . . . . .   70
Section 9.04.  Revocation and Effect of Consents  . . . . . . . . . . . . .   70
Section 9.05.  Notation on or Exchange of Notes . . . . . . . . . . . . . .   70
Section 9.06.  Trustee to Sign Amendments, etc. . . . . . . . . . . . . . .   70


                                   ARTICLE TEN
                                    SECURITY

Section 10.01. Pledge Agreement   . . . . . . . . . . . . . . . . . . . . .   71
Section 10.02. Recording, Etc.  . . . . . . . . . . . . . . . . . . . . . .   71
Section 10.03. Suits to Protect the Pledged Shares. . . . . . . . . . . . .   73

                                                                            Page


Section 10.04. Trustee Duties . . . . . . . . . . . . . . . . . . . . . . .   74


                           ARTICLE ELEVEN
                           MISCELLANEOUS

Section 11.01. Trust Indenture Act Controls . . . . . . . . . . . . . . . .   74
Section 11.02. Notices  . . . . . . . . . . . . . . . . . . . . . . . . . .   74
Section 11.03. Communication by Holders of Notes with
                 Other Holders of Notes . . . . . . . . . . . . . . . . . .   75
Section 11.04. Certificate and Opinion as to Conditions
                 Precedent  . . . . . . . . . . . . . . . . . . . . . . . .   76
Section 11.05. Statements Required in Certificate or
                 Opinion  . . . . . . . . . . . . . . . . . . . . . . . . .   76
Section 11.06. Rules by Trustee and Agents  . . . . . . . . . . . . . . . .   77
Section 11.07. No Personal Liability of Directors, Officers,
                 Employees and Stockholders . . . . . . . . . . . . . . . .   77
Section 11.08. Governing Law  . . . . . . . . . . . . . . . . . . . . . . .   77
Section 11.09. No Adverse Interpretation of Other
                 Agreements . . . . . . . . . . . . . . . . . . . . . . . .   77
Section 11.10. Successors . . . . . . . . . . . . . . . . . . . . . . . . .   77
Section 11.11. Severability . . . . . . . . . . . . . . . . . . . . . . . .   77
Section 11.12. Counterpart Originals  . . . . . . . . . . . . . . . . . . .   78
Section 11.13. Table of Contents, Headings, etc.  . . . . . . . . . . . . .   78
Section 11.14. Legal Holiday  . . . . . . . . . . . . . . . . . . . . . . .   78


                                    EXHIBITS


Exhibit A      FORM OF SERIES B AND SERIES B-1 NOTES
Exhibit B      FORM OF PLEDGE AGREEMENT
Exhibit C      FORM OF SUBSIDIARY PLEDGE AGREEMENT
Exhibit D      SUBORDINATION PROVISIONS FOR SUBORDINATED
               INDEBTEDNESS

ANNEX A

          INDENTURE dated as of March 17, 1995 between WALTER INDUSTRIES, INC., a Delaware corporation (the "Company"), and United States Trust Company of New York, a New York corporation, as trustee (the "Trustee").

          The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Company's Series B Senior Notes due 2000 (the "Series B Notes") and the Company's Series B-1 Senior Notes due 2000 (the "Series B-1 Notes" and, together with the Series B Notes, the "Notes"):


                                ARTICLE ONE
                       DEFINITIONS AND INCORPORATION
                                BY REFERENCE

SECTION 1.01.  DEFINITIONS.

          "Accountants' Certificate" means a certificate from Price Waterhouse or from other independent certified public accountants of national standing designated by the Company.

          "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Subsidiary of the Company (or such Person is merged with the Company or one of its Subsidiaries) or assumed in connection with the acquisition of assets from any such Person and not incurred in connection with, or in the contemplation of, such Person becoming a Subsidiary or such acquisition.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

          "Agent" means any Registrar, Paying Agent or co-registrar of the Notes.

          "Asset Sale" means any sale, lease, transfer or other disposition or series of related sales, leases, transfers or other dispositions, including, without limitation, by merger or consolidation, pursuant to any sale and leaseback transaction (other than to the extent included in clause
(vii) of the definition of Permitted Indebtedness) or by exchange of assets and whether by operation of law or otherwise (other than sales in the ordinary course of business consistent with past practice, including, without limitation, sales of mortgages by

Jim Walter Homes, Inc. to Mid-State Homes, Inc. in the ordinary course of business consistent with past practice), made by the Company or any of its Subsidiaries to any Person other than the Company or one of its Wholly Owned Subsidiaries of any assets of the Company or any of its Subsidiaries including, without limitation, assets consisting of any Capital Stock or other securities held by the Company or any of its Subsidiaries, to the extent that any such sale, lease, transfer, or other disposition or series of related sales, leases, transfers or other dispositions relates to properties or assets having a Fair Market Value in excess of $5 million or results in net proceeds in excess of $5 million.

          "Attributable Debt" means, in respect of a sale and leaseback transaction, at the time of determination, the greater of (a) the Fair Market Value of the property subject to such transaction and (b) the present value (discounted at the actual rate of interest implicit in such transaction) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

          "Bankruptcy Law" means Title 11, U.S. Code or any similar federal, state or foreign law for the relief of debtors.

          "Bank Revolving Credit Facility" means the line of credit extended to the Company and certain of its Subsidiaries pursuant to an agreement dated as of February 27, 1995, among the Company, certain of its Subsidiaries, the "Lenders" and "Issuing Banks" (each as defined therein) now or hereafter parties thereof, The First National Bank of Boston, as a Co-Agent thereunder, Citicorp USA, Inc., Merrill Lynch Capital Corporation and NationsBank of Florida, N.A., as the Co-Administrative Agents thereunder, and Citicorp USA, Inc., as the Facilities Manager and the Collateral Agent thereunder, and any agreement governing Indebtedness incurred to refinance or refund the entirety of the borrowings and commitments then outstanding or permitted to be outstanding under the Bank Revolving Credit Facility, in each case, together with any notes, guarantees, collateral documents, hedge agreements, instruments and agreements executed from time to time in connection therewith.

          "Board of Directors" means the Board of Directors of the Company, or any authorized committee of the Board of Directors.

          "Business Day" means any day other than a Legal Holiday.

          "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

          "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock whether now outstanding or issued after the Issue Date, including, without limitation, all Preferred Stock, and any warrants, options or rights to purchase any of the foregoing.

          "Cash Equivalents" means (i) United States dollars, (ii) securities issued directly or fully Guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million and a Thomson Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) any security maturing not more than six months after the date of acquisition, backed by standby or direct-pay letters of credit issued by a bank meeting the qualifications described in clause (iii) above, (vi) any security maturing not more than six months after the date of acquisition, issued directly or fully Guaranteed or insured by any state, commonwealth or territory of the United States, or by any political subdivision thereof, and rated at least "A" by either Standard & Poor's Corporation or Moody's Investors Service Inc. or rated in at least an equivalent rating category of another nationally recognized securities rating agency and (vii) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition.

          "Change of Control" means (i) any sale, lease or other transfer of all or substantially all of the assets of the Company to any Person (other than a Wholly Owned Subsidiary of the Company) in one transaction or a series of related transactions; (ii) the Company consolidates or merges with another Person pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction where (a) no Disqualified Stock is issued and (b) holders of Voting Stock of the Company immediately prior to such transaction beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the date of this Indenture), directly or indirectly, not less than a majority of the Voting Stock of the surviving corporation of such merger or consolidation outstanding immediately after such transaction; (iii) a Person or group (other than any Permitted Holder) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the date of this Indenture) of Voting Stock of the Company representing more than 50% of the voting power of all Voting Stock of the Company then outstanding; (iv) Continuing Directors cease to constitute at least a majority of the Board of Directors of the Company; provided, however, that this clause (iv) shall not be applicable if the Continuing Directors do not constitute at least a majority of the Board of Directors as a result of the election of directors nominated by any of the Permitted Holders; or (v) the stockholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company.

          "Commodity Agreement" means any commodity purchase agreement, commodity swap agreement or other similar agreement of any Person designed to protect such Person or any of its Subsidiaries against fluctuations in commodity values.

          "Company" means the party named as such above, until a successor replaces such Person in accordance with the terms of this Indenture, and thereafter means such successor.

          "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, President or any of its Vice Presidents, and by its Treasurer, any of its Assistant Treasurers, its Secretary or any of its Assistant Secretaries and delivered to the Trustee.

          "Consensual Plan" means the Amended Joint Plan of Reorganization dated as of December 9, 1994, as modified on March 1, 1995, adopted with respect to the Company.

          "Consolidated Depreciation and Amortization Expense" of the Company and its Subsidiaries means, for any period for which the determination thereof is to be made, the depreciation and amortization expense (including, without limitation, amortization of goodwill, other intangibles, debt discount and debt issue costs) of the Company and such Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

          "Consolidated EBITDA" means, for any period, on a consolidated basis for the Company and its Subsidiaries, the sum (without duplication) for such period of (i) Consolidated Net Income plus, to the extent deducted in determining Consolidated Net Income, each of (ii) Consolidated Income Tax Expense, (iii) Consolidated Depreciation and Amortization Expense, (iv) Consolidated Fixed Charges and (v) Consolidated Post Retirement Benefits Other Than Pensions.

          "Consolidated Fixed Charges" means, for the Company and its Subsidiaries, for any period, the sum (without duplication) of (i) the aggregate amount of interest, whether expensed or capitalized, paid, accrued or scheduled to be paid or accrued during such period (including any non-cash interest payments or accruals, the interest portion of Capital Lease Obligations, all amortization of original issue discount, net cash costs pursuant to Interest Rate Agreements, Currency Agreements and Commodity Agreements (including amortization of fees) and the interest component of any deferred payment obligation) of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP and (ii) dividends in respect of Preferred Stock and Disqualified Stock.

          "Consolidated Income Tax Expense" of the Company and its Subsidiaries means, for any period for which the determination thereof is to be made, the aggregate of the income tax expense of the Company and such Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, however, that amounts payable for any period by Mid-State Homes, Inc. and its Subsidiaries or any other member of the Company's consolidated group for tax purposes which is not a Subsidiary of the Company, pursuant to Section 4.05(b), shall be excluded from the foregoing to the extent excluded in determining Consolidated Net Income of the Company and its Subsidiaries.

          "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, that (i) the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the Person whose Consolidated Net Income is being determined or a Wholly Owned Subsidiary thereof, (ii) the Net Income of any Subsidiary that is subject to any Payment Restriction shall be excluded to the extent such Payment Restriction would limit the amount that otherwise could be paid to, or received by, the Person whose Consolidated Net Income is being determined or a Wholly Owned Subsidiary of such Person not subject to any Payment Restriction, (iii) the Net Income of any Person acquired by the Person whose Consolidated Net Income is being determined or a Subsidiary thereof in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and
(iv) the cumulative effect of a change in accounting principles shall be excluded.

          "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of Preferred Stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such Preferred Stock, less
(x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the Issue Date in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all Investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

          "Consolidated Post Retirement Benefits Other Than Pensions" means the noncash portion of retirement benefits other than pensions as defined in FASB Statements Numbers 88, 106 and 112, determined in accordance with GAAP.

          "Continuing Directors" means, with respect to the Company, a director who either was a member of the Board of Directors of the Company on the Issue Date or who became a director of the Company subsequent to such date and whose election, or nomination for election by the Company's stockholders, was duly approved by a majority of the Continuing Directors then on the Board of Directors of the Company, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the entire Board of Directors of the Company in which such individual is named as nominee for director.

          "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 11.02 hereof or such other address as to which the Trustee may give written notice to the Company.

          "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement of any Person designed to protect such Person or any of its Subsidiaries against fluctuations in currency values.

          "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

          "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

          "Disqualified Stock" means any Capital Stock of the Company or any Subsidiary of the Company which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event or with the passage of time, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity date of the Notes, or which is exchangeable or convertible (whether at the option of the Company or the holder thereof or upon the happening of any event) into debt securities of the Company or any Subsidiary of the Company, except to the extent and only to the extent that such exchange or conversion rights cannot be exercised prior to the maturity of the Notes.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Existing Indebtedness" means Indebtedness of the Company and its Subsidiaries outstanding on the Issue Date, until such Indebtedness is repaid.

          "Exchange Offer" means the offer that may be made by the Company pursuant to the Registration Rights Agreement to exchange Series B Notes for Series B-1 Notes.

          "Fair Market Value" means with respect to any asset, property or Capital Stock, the price which could be negotiated in an arm's length, free market transaction between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. "Fair Market Value" shall be determined by the Board of Directors of the Company acting in good faith and shall be evidenced by a duly and properly adopted resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

          "Global Note" means the temporary global certificate initially issued to the Note Custodian representing all the Series B Notes initially issued pursuant to the Consensual Plan.

          "Government Securities" means securities which are (i) direct obligations of the United States of America for the payment of which the full faith and credit of the United States is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally Guaranteed as a full faith and credit obligation by the United States of America which, in either case, are not callable or redeemable at the option of the issuer thereof.

          "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other liabilities.

          "Holder" means the registered owner of the Notes as reflected on the books of the Company.

          "incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee (including the Guarantee of the Indebtedness of a Subsidiary or other Affiliate) or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "incurrence, incurred," "incurrable" and "incurring" shall have meanings correlative to the foregoing), provided that the accrual of interest (whether such interest is payable in cash or in kind) and the accretion of original issue discount shall not be deemed an incurrence of Indebtedness, provided, further that
(a) any Indebtedness or Disqualified Stock of a Person existing at the time such Person becomes (after the Issue Date) a Subsidiary (whether by merger, consolidation, acquisition or otherwise) of the Company shall be deemed to be incurred or issued for purposes of clause (b) of Section 4.11, as the case may be, by such Subsidiary at the time it becomes a Subsidiary of the Company and (b) any amendment, modification or waiver of any document pursuant to which Indebtedness was previously incurred shall be deemed to be an incurrence of Indebtedness unless such amendment, modification or waiver does not (i) increase the principal or premium thereof or interest rate thereon (including by way of original issue discount), (ii) change to an earlier date the stated maturity thereof or the date of any scheduled or required principal payment thereon or the time or circumstances under which such Indebtedness may or shall be redeemed or the Weighted Average Life to Maturity thereof, (iii) if such Indebtedness is subordinated to the Notes, modify or affect, in any manner adverse to the holders, such subordination,
(iv) if the Company is the obligor thereon, provide that a Subsidiary of the Company not already an obligor thereon shall be an obligor thereon or
(v) violate, or cause the Indebtedness to violate, the provisions of Sections 4.12 or 4.13.

          "Indebtedness" means, with respect to any Person, without duplication, (i) all liabilities, contingent or otherwise, of such Person
(a) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (b) evidenced by bonds, notes, debentures, drafts accepted or similar instruments or letters of credit or representing the balance deferred and unpaid of the purchase price of any property or (c) for the payment of money relating to a Capital Lease Obligation; (ii) obligations under reimbursement agreements of such Person with respect to letters of credit;
(iii) obligations of such Person with respect to Interest Rate Agreements, Currency Agreements or Commodity Agreements; (iv) all liabilities of others of the kind described in the preceding clause (i), (ii) or (iii) that
(a) such Person has Guaranteed, (b) have been incurred by a partnership in which it is a general partner (to the extent such Person is liable, contingently or otherwise therefor) or (c) are otherwise its legal liability (other than endorsements for collection in the ordinary course of business); and (v) all obligations of others secured by a Lien to which any of the properties or assets (including, without limitation, leasehold interests and any other tangible or intangible property rights) of such Person are subject, whether or not the obligations secured thereby shall have been assumed by such Person or shall otherwise be such Person's legal liability; provided, however, that notwithstanding anything in the foregoing that may be deemed to be to the contrary, Indebtedness shall not include (i) liabilities arising from agreements providing for indemnification or adjustment of purchase price or from Guarantees securing any obligations of the Company or any Subsidiary pursuant to such agreements, incurred or assumed in connection with the disposition of any business, assets or Subsidiary of the Company (other than Guarantees or similar credit support by the Company or any Subsidiary of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition or Indebtedness relating to any sale and leaseback transaction), provided that
                                                              --------
the maximum aggregate liability in respect of the foregoing permitted pursuant to this clause (i) shall at no time exceed the net proceeds actually received from the sale of such business, assets or Subsidiary;
(ii) any Trade Payables and any other accrued current liabilities incurred in the ordinary course of business as the deferred purchase price of property acquired in the ordinary course of business; (iii) liabilities arising from Guarantees to suppliers, lessors, licensees, contractors, franchisees or customers incurred in the ordinary course of business (exclusive of obligations for the payment of money borrowed); (iv) liabilities in respect of performance bonds provided by the Company or its Subsidiaries in the ordinary course of business; (v) liabilities from the honoring by a bank or other financing institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such liabilities
             --------
are extinguished within two Business Days of their incurrence; (vi) liabilities under workers' compensation laws and similar legislation; (vii) Tax Claims Indebtedness and (viii) borrowings under life insurance policies in effect on the Issue Date to pay premiums under such policies, which borrowings shall not exceed the cash surrender value thereof. The amount of Indebtedness of any Person at any date shall be without duplication (i) the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any such contingent obligations at such date and (ii) in the case of Indebtedness of others secured by a Lien to which the property or assets owned or held by such Person is subject but which is otherwise nonrecourse to such Person, the lesser of the Fair Market Value at such date of any assets subject to a Lien securing the Indebtedness of others and the amount of the Indebtedness secured.

          "Indenture" means this Indenture, as amended or supplemented from time to time.

          "Interest Rate Agreement" means any swap agreement, interest rate collar agreement or other similar agreement or arrangement of any Person designed to protect such Person or any of its Subsidiaries against fluctuations in interest rates.

          "Investment" of any Person means (i) all investments by such Person in any other Person in the form of loans, advances (other than advances to customers in the ordinary course of business which are recorded as accounts receivable on the balance sheet of the Company or its Subsidiaries not to exceed $1 million in the aggregate at any one time outstanding) or capital contributions, (ii) all Guarantees of Indebtedness or other obligations of any other Person by such Person, (iii) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Capital Stock or other securities of any other Person and
(iv) all other items that would be classified as investments (including, without limitation, purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP; provided, that notwithstanding anything in the foregoing that may be deemed to be to the contrary, Investment shall not include (i) sales of goods or services on trade credit terms consistent with the Company's and its Subsidiaries' past practices or otherwise consistent with trade credit terms in common use in the industry and recorded as accounts receivable on the balance sheet of the Person making such sale; (ii) loans and advances to employees of the Company in the ordinary course of business and consistent with past practices, including travel, moving and other like advances; (iii) loans and advances to vendors or contractors in the ordinary course of business not to exceed $1 million in the aggregate at any one time outstanding; (iv) lease, utility and other similar deposits in the ordinary course of business; (v) obligations or securities received in the ordinary course of business in settlement of debts owing to the Company or a Subsidiary thereof as a result of foreclosure, perfection or enforcement of any Lien;
(vi) Investments in existence on the Issue Date; (vii) Investments in securities not consisting of cash or Cash Equivalents and received in connection with an Asset Sale or other disposition of assets; and (viii) growth in accumulated earnings of Persons who are not Subsidiaries of the Company.

          "Issue Date" means March 17, 1995, the date on which Notes are first to be issued under this Indenture.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell (excluding options or agreements for sales of assets not prohibited by the Indenture) or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

          "Marketable Securities" means securities listed and trading on any national securities exchange or listed and trading on the National Market System of the National Association of Securities Dealers Automated Quotation System; provided, however, that (a) either any such security is
                  --------  -------
freely tradable under the Securities Act upon issuance or the holder thereof has contractual registration rights that will permit the sale of such Marketable Security pursuant to an effective registration statement not later than ninety days after issuance to the Company or one of its Wholly Owned Subsidiaries and (b) such securities also are so listed for trading privileges.

          "Maturity Date" means March 15, 2000.

          "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds of such Asset Sale in cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Cash Equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Subsidiary of the Company) and proceeds from the conversion of other property received when converted to cash or Cash Equivalents, net of (a) third-party brokerage commissions, sales commissions and other third-party fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (b) provisions for all cash taxes as a result of such Asset Sale, (c) payments made to repay Indebtedness (other than Indebtedness under the Bank Revolving Credit

Facility, repayment of which is governed by Section 4.09) or any other obligation outstanding at the time of such Asset Sale the incurrence of which was not prohibited by this Indenture and that is secured by a Lien, the incurrence of which was not prohibited by this Indenture, on the property or assets sold to the extent required by the terms of such Lien and actually repaid in cash or Cash Equivalents, and (d) amounts provided by the Company or any Subsidiary as a reserve, to the extent required by GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale; provided, however, that the amounts of any such reserves, to the extent not utilized for the foregoing purposes or no longer required from time to time to be retained as reserves, shall be Net Cash Proceeds at such times when any such amounts cease to be retained as reserves.

          "Net Equity Proceeds" means (a) in the case of any sale by the Company of Qualified Capital Stock of the Company, the aggregate net cash proceeds received by the Company, after payment of expenses, commissions and the like incurred in connection therewith, and (b) in the case of any exchange, exercise, conversion or surrender of any outstanding Indebtedness of the Company or any Subsidiary for or into shares of Qualified Capital Stock of the Company, the amount of such Indebtedness (or, if such Indebtedness was issued at an amount less than the stated principal amount thereof, the accrued amount thereof as determined in accordance with GAAP) as reflected in the consolidated financial statements of the Company prepared in accordance with GAAP as of the most recent date next preceding the date of such exchange, exercise, conversion or surrender (plus any additional cash amount required to be paid by the holder of such Indebtedness to the Company or to any Wholly Owned Subsidiary of the Company upon such exchange, exercise, conversion or surrender and less any and all payments made to the holders of such Indebtedness, and all other expenses incurred by the Company in connection therewith), in the case of each of clauses (a) and (b) to the extent consummated after the Issue Date.

          "Net Income" means, with respect to any Person, the net income
(loss) of such Person, determined in accordance with GAAP, excluding, however, (i) any gain (but not loss), together with any related provisions for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions and, for purposes of this definition only, disregarding limitations in the definition of "Asset Sale" with respect to Fair Market Value and net proceeds), or (b) the disposition of any securities or the extinguishment of any

Indebtedness of such Person or any of its Subsidiaries, (ii) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss), (iii) for purposes of
Section 4.10 only, amortization of existing goodwill of the Company on the Issue Date in the amount of $450 million and (iv) in the case of the Company and its Subsidiaries, income tax expense payable pursuant to
Section 4.05(b) for any period by Mid-State Homes, Inc. and its Subsidiaries or any other member of the Company's consolidated group for tax purposes which is not a Subsidiary of the Company, so long as the Company is not in default under Section 4.05(b) (which income tax expense shall be included, if not excluded pursuant to this clause (iv)), but including any cash payments with respect to Consolidated Post Retirement Benefits Other Than Pensions.

          "Non-Core Assets" means any assets other than those used directly or indirectly in the same or a similar line of business (other than land held by Walter Land Company, Hamer Properties, Inc. and J.W. Walter, Inc. on the Issue Date) as the Company and the Persons listed on Annex A hereto were engaged in on the Issue Date.

          "Non-Core Subsidiary" means any Subsidiary substantially all of whose assets consist of Non-Core Assets.

          "Note Custodian" means the Trustee, as custodian of the Global Note, or any successor entity thereto.

          "Notes" means, collectively, the Series B Notes and the Series B-1 Notes.

          "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person.

          "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the principal accounting officer or the treasurer of the Company, that meets the requirements of Section 11.05 hereof.

          "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee that meets the requirements of Section
11.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

          "Other Permitted Liens" means (i) Liens for taxes, assessments, governmental charges or claims which are not yet delinquent or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to such Lien, and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (ii) statutory Liens of landlords, vendors and laborers and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's, or other like Liens arising in the ordinary course of business and with respect to amounts which are not yet delinquent or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to such Lien, and for which a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made; (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (v) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any Subsidiary incurred in the ordinary course of business; (vi) Liens arising in the ordinary course of business upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created in accordance with this Indenture for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods; (vii) Liens incurred in the ordinary course of business securing reimbursement obligations with respect to commercial letters of credit permitted under this Indenture which encumber documents and other property relating to such letters of credit and products and proceeds thereof; (viii) Liens incurred in the ordinary course of business in favor of bona fide lessors of real or personal property; and (ix) leases or subleases granted to others in the ordinary course of business and not materially interfering with the ordinary course of business.

          "Payment Restriction" means with respect to a Subsidiary of any Person, any encumbrance, restriction or limitation, whether by operation of the terms of its charter or by reason of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation, on the ability of (i) such Subsidiary to (a) pay dividends or make other distributions on its Capital Stock or make payments on any obligation, liability or Indebtedness owed to such Person or any other Subsidiary of such Person, (b) make loans or advances to such

Person or any other Subsidiary of such Person, or (c) transfer any of its properties or assets to such Person or any other Subsidiary of such Person, or (ii) such Person or any other Subsidiary of such Person to receive or retain any such (a) dividends, distributions or payments, (b) loans or advances, or (c) transfer of properties or assets.

          "Permitted Holders" means Lehman Brothers Inc. and its Affiliates, Kohlberg Kravis Roberts & Co., KKR Associates, KKR Partners II, L.P., JWC Associates, L.P., JWC Associates II, L.P. and their respective Affiliates and any group (as defined in Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the date of this Indenture) including any of the foregoing.

          "Permitted Indebtedness" means (i) Indebtedness of the Company and its Subsidiaries in respect of the Bank Revolving Credit Facility not to exceed $150,000,000 in aggregate principal amount at any one time outstanding as reduced in accordance with Section 4.09; (ii) Existing Indebtedness; (iii) Indebtedness pursuant to the Notes; (iv) unsecured Indebtedness of the Company to any Wholly Owned Subsidiary of the Company and unsecured Indebtedness of any Subsidiary of the Company to the Company or another Wholly Owned Subsidiary of the Company to the extent permitted by Section 4.10; (v) obligations with respect to Interest Rate Agreements, Currency Agreements and Commodity Agreements; (vi) Permitted Refinancing Indebtedness; and (vii) the incurrence by the Company or any Subsidiary of Indebtedness represented by Capital Lease Obligations, Attributable Debt, mortgage financings or Purchase Money Obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction of property (including additions or replacements to or refurbishments or renovations of existing property) newly acquired or constructed for use in the business of the Company or such Subsidiary, in an aggregate principal amount not to exceed $25 million at any time outstanding.

          "Permitted Investments" means (i) any Investments in the Company or in a Wholly Owned Subsidiary of the Company that is engaged primarily in a Related Business; (ii) any Investments in Cash Equivalents; (iii) Investments by the Company or any Wholly Owned Subsidiary of the Company in a Person, if as a result of such Investment (a) such Person becomes a Wholly Owned Subsidiary of the Company that is engaged primarily in a Related Business; or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Subsidiary of the Company (which remains a Wholly Owned Subsidiary following consummation of the transaction) and such Person is engaged primarily in a Related Business; (iv) Mid-State Advances to the extent permitted by Section 4.05(b); and (v) other Investments in one or more Persons that do not exceed $25 million in the aggregate at any time outstanding.

          "Permitted Liens" means (i) Liens existing on the Issue Date;
(ii) Liens now or hereafter securing Indebtedness outstanding under the Bank Revolving Credit Facility; (iii) Liens now or hereafter securing any obligations with respect to Interest Rate Agreements, Currency Agreements or Commodity Agreements; (iv) Liens on property of a Person existing at the time such Person is merged or consolidated with the Company or any Subsidiary of the Company or at the time such Person becomes a Subsidiary of the Company; provided that such Liens were not created in connection with, or in contemplation of, such merger or consolidation and do not extend to any assets other than those of the Person merged or consolidated with the Company or the Subsidiary of the Company; (v) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company; provided that such Liens were not created in connection with, or in contemplation of, such acquisition; (vi) Purchase Money Liens and Liens to secure Capital Lease Obligations and mortgage financings included in clause (vii) of the definition of Permitted Indebtedness covering only the property acquired with such Indebtedness;
(vii) Liens on assets of Subsidiaries securing Indebtedness of Subsidiaries (other than Permitted Indebtedness) incurred in compliance with Section 4.11; (viii) Liens securing Permitted Refinancing Indebtedness; provided that such Liens extend to or cover only the property or assets then securing the Indebtedness being refinanced; and (ix) Other Permitted Liens.

          "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Subsidiaries; provided that, except in the case of the redemption of all of the outstanding Notes, in which case none of the following shall be applicable,
(l) the principal amount of such Indebtedness does not exceed the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith), (2) such Indebtedness has a Weighted Average Life to Maturity equal to or greater than and a final maturity no earlier than the Weighted Average Life to Maturity and final maturity of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, (3) with respect to Subordinated Indebtedness, such Indebtedness is subordinated in right of payment pursuant to terms at least as favorable to the Holders of Notes as those, if any, contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, and (4) no such Indebtedness incurred by the Company is extended, refinanced, renewed, replaced, defeased or refunded with Indebtedness incurred by a Subsidiary.

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

          "Pledge Agreement" means the Pledge Agreement dated as of the date of this Indenture, as amended, amended and restated or otherwise modified from time to time, pursuant to which the Company pledged the Pledged Shares owned by it to the Trustee, a copy of which is attached hereto as Exhibit B.

          "Pledged Shares" means all the outstanding shares of Common Stock of all direct or indirect Subsidiaries of the Company, owned by the Company and/or its Subsidiaries, whether currently owned or hereafter acquired or created.

          "Preferred Stock" means, with respect to any Person, all Capital Stock of such Person which has a preference in liquidation or a preference with respect to the payment of dividends to another class of Capital Stock.

          "principal" of a Note means the principal of such Note plus the premium, if any, thereon.

          "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with Article 11 of Regulation S-X under the Securities Act.

          "Purchase Money Liens" means Liens to secure or securing Purchase Money Obligations permitted to be incurred under this Indenture.

          "Purchase Money Obligations" means Indebtedness representing, or incurred to finance, the cost (a) of acquiring any assets and (b) of construction or improvement of property, in each case for use in the business of the Company and its Subsidiaries (including Purchase Money Obligations of any other Person at the time such other Person is merged with or is otherwise acquired by the Company or a Subsidiary), provided that (i) the principal amount of such Indebtedness does not exceed 100% of such cost, including construction or improvement costs, (ii) any Lien securing such Indebtedness does not extend to or cover any other asset or property other than the asset or property being so acquired, constructed or improved and (iii) such Indebtedness is incurred, and any Liens with respect thereto are granted, within 180 days of the acquisition of such property or asset.

          "Qualified Capital Stock" means, with respect to any Person, any Capital Stock of such Person that is not Disqualified Stock.

          "Registration Rights Agreement" means the Registration Rights Agreement, dated as of March 17, 1995, relating to the

Notes, for the benefit of certain Holders, as such agreement may be amended, modified or supplemented from time to time.

          "Related Business" means (1) a business engaged in on the Issue Date by any of the Company, its Subsidiaries, Cardem Insurance Co., Ltd., Mid-State Homes, Inc., Black Warrior Methane Corporation and Black Warrior Transmission Corporation or (2) the business of mining or manufacturing and/or selling products and/or providing services (other than brokerage, investment advisory, investment banking, commercial lending or other similar financial services not related to the primary business of Mid-State Homes, Inc., Best Insurors, Inc. or Cardem Insurance Co., Ltd. on the Issue
Date) relating to building products, water and waste water transmission, residential and/or non-residential construction, coal, coke, methane gas, specialty chemicals and iron and aluminum industrial and original equipment manufacture products.

          "Responsible Officer," when used with respect to the Trustee, means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

          "Restricted Investment" means an Investment other than a Permitted Investment.

          "Restricted Payment" means, with respect to any Person, any of the following: (i) any dividend or other distribution in respect of such Person's Capital Stock (other than (a) dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) and (b) in the case of Subsidiaries of a Person, dividends or distributions payable to such Person or to a Wholly Owned Subsidiary of such Person); (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of such Person or any of its Subsidiaries (other than the surrender of Qualified Capital Stock of the Company in payment of the exercise price of employee stock options to purchase Qualified Capital Stock of the Company issued pursuant to plans approved by the stockholders of the Company); (iii) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness which is subordinated in right of payment to the Notes; and (iv) the making of any Restricted Investment.

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Series B Notes" means the Series B Notes issued pursuant to this Indenture.

          "Series B-1 Notes" means the Series B-1 Notes issued pursuant to this Indenture.

          "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule l-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

          "Subordinated Indebtedness" means any Indebtedness of the Company that (i) has a final maturity date after, and a Weighted Average Life to Maturity longer than, that of the Notes, (ii) is subordinated in right of payment to the Notes pursuant to subordination provisions contained in the agreements or instruments evidencing such Indebtedness or pursuant to which such Indebtedness is issued, which subordination provisions are not less favorable to the Holders than the subordination provisions set forth in Exhibit D to this Indenture and (iii) is not Guaranteed by any Subsidiary of the Company.

          "Subsidiary" means, with respect to any Person, (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof has at least a majority ownership interest; provided, however, that Mid-State Homes, Inc., a Florida corporation, and its Subsidiaries and Cardem Insurance Co., Ltd. (Bermuda) shall not be deemed to be Subsidiaries of the Company for purposes of the Indenture. For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

          "Subsidiary Pledge Agreements" means the Subsidiary Pledge Agreements to be executed by the Subsidiaries of the Company with respect to any Pledged Shares owned by them, substantially in the form of Exhibit C attached hereto, as amended, amended and restated or otherwise modified from time to time.

          "Tax Claims Indebtedness" means obligations of the Company and its Subsidiaries to the Internal Revenue Service arising out of consolidated tax returns filed by the Company and its Subsidiaries or their predecessors for fiscal years ended August 31, 1980, 1983, 1984, 1985, 1986, 1987 and May 31, 1988

(nine months), 1989, 1990 and 1991, as agreed to by the Company and the Internal Revenue Service and approved by a final nonappealable order of the bankruptcy court to the extent required by the Bankruptcy Law or, failing agreement, the amount determined by a final nonappealable order of the bankruptcy court, in either case in an aggregate amount of principal, interest and penalties not to exceed $40 million at any time outstanding.

          "TIA" means the Trust Indenture Act of 1939(15 U.S.C. Sec.Sec. 77aaa-77bbbb), as amended, as in effect on the date on which this Indenture is qualified under the TIA.

          "Trade Payables" means any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by a Person arising in the ordinary course of business of such Person in connection with the acquisition of goods and services.

          "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

          "Voting Stock" means, with respect to any Person, (i) one or more classes of the Capital Stock of such Person having general voting power to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency) and (ii) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (i) above.

          "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Indebtedness.

          "Wholly Owned Subsidiary" means, with respect to any Person, a Subsidiary of such Person all of the outstanding Capital Stock of which shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02.  OTHER DEFINITIONS.
                                                  Defined in
                    Term                            Section
                    ----                          ----------

     "Affiliate Transaction . . . . . . . .        4.14
     "Asset Sale Offer"     . . . . . . . .        3.09
     "Bankruptcy Code  .  . . . . . . . . .        8.04
     "Change of Control Offer"  . . . . . .        4.08
     "Change of Control Payment"  . . . . .        4.08
     "Change of Control Payment Date" . . .        4.08
     "Covenant Defeasance"  . . . . . . . .        8.03
     "Event of Default" . . . . . . . . . .        6.01
     "Excess Proceeds"  . . . . . . . . . .        4.09
     "Legal Defeasance" . . . . . . . . . .        8.02
     "Legal Holiday"  . . . . . . . . . . .       11.14
     "Mid-State Advances"   . . . . . . . .        4.05
     "Offer Amount" . . . . . . . . . . . .        3.09
     "Offer Period" . . . . . . . . . . . .        3.09
     "Paying Agent" . . . . . . . . . . . .        2.03
     "Purchase Date"  . . . . . . . . . . .        3.09
     "Registrar"  . . . . . . . . . . . . .        2.03

SECTION 1.03.  INCORPORATION BY REFERENCE OF TRUST
               INDENTURE ACT.

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

          The following TIA terms used in this Indenture have the following meanings:

          "Commission" means SEC;

          "indenture securities" means the Notes;

          "indenture security Holder" means a Holder of a Note;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee;

          "obligor" on the indenture securities means the Company and any successor obligor.

          All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04.  RULES OF CONSTRUCTION.

          Unless the context otherwise requires:

          (1)  a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)  "or" is not exclusive;

          (4) words in the singular include the plural, and in the plural include the singular;

          (5)  provisions apply to successive events and transactions; and

          (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.


                                ARTICLE TWO
                                 THE NOTES

SECTION 2.01.  FORM AND DATING.

          The Series B Notes and the Series B-1 Notes and the related Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto, which is part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

          The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          On the Issue Date the Global Note representing all the initially issued Series B Notes shall be issued to the Note Custodian. The Global Note shall provide that it shall represent the aggregate amount of outstanding Series B Notes from time to time endorsed thereon and that the aggregate amount of outstanding Series B Notes represented thereby may from time to time be reduced, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any decrease in the amount of Series B Notes represented thereby shall be made by the Note Custodian.

SECTION 2.02.  EXECUTION AND AUTHENTICATION.

          Two Officers shall sign the Notes for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Notes and may be in facsimile form.

          If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

          A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

          The Trustee shall, upon a written order of the Company signed by two Officers, authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the respective Notes. The aggregate principal amount of Notes outstanding at any time may not exceed $490,000,000.

          The Trustee may appoint an authenticating agent acceptable to the Company to authenticate the Notes. An authenticating agent may authenticate the Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

SECTION 2.03.  REGISTRAR AND PAYING AGENT.

          The Company shall maintain an office or agency where the Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where the Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

          The Company initially appoints the Trustee to act as the Registrar and, together with the Company, a Co-Paying Agent.

SECTION 2.04.  PAYING AGENT TO HOLD MONEY IN TRUST.

          The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05.  HOLDER LISTS.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders, and the Company and the Trustee shall otherwise comply with TIA Sec. 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee, at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.

SECTION 2.06.  TRANSFER AND EXCHANGE.

          When Notes are presented to the Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met. To permit registrations of transfer and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's request. No service charge to the Holder shall be made for any registration of transfer or exchange, but the Company or the Trustee may require from the transferring or exchanging Holder payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charges payable upon exchanges pursuant to Section 2.13, 3.06, 4.08, 4.09 or 9.05).

          The Registrar shall not be required (A) to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.07 hereof and ending at the close of business on the day of selection; or (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or (C)to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

          The Note Custodian shall, in accordance with the instructions and procedures contained in an Agreement dated February 2, 1995 between the Company and the Note Custodian, cause the aggregate principal amount of the Global Note to be reduced and, following such reduction, the Company shall execute and, upon receipt of an authentication order in accordance with
Section 2.02 hereof, the Trustee shall authenticate and deliver to the Holder a definitive Series B Note in the appropriate principal amount.

SECTION 2.07.  REPLACEMENT NOTES.

          If a mutilated Note is surrendered to the Trustee or if the Holder claims that a Note held by such Holder has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company or Trustee may charge for its expenses in replacing a Note.

          Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.08.  OUTSTANDING NOTES.

          The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

          If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

          If the Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

SECTION 2.09.  TREASURY NOTES.

               (a) In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Subsidiary thereof or by any other Affiliate controlled by the Company shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

               (b) In determining whether the Holders of the required principal amount of Notes have (i) directed the time, method or place of conducting any proceeding for any remedy available to the Trustee hereunder, or exercising any trust or power conferred upon the Trustee;
(ii) consented to the waiver of any past Event of Default and its consequences; or (iii) consented to the postponement of any interest payment, Notes owned by Affiliates of the Company shall be disregarded and considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

SECTION 2.10.  TEMPORARY NOTES.

          Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon a written order of the Company signed by two Officers of the Company. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

          Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11.  CANCELLATION.

          The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and, unless otherwise directed by the Company, shall destroy canceled

Notes in accordance with its normal practices. If such notes are destroyed, certification of the destruction of all canceled Notes shall be delivered to the Company, at the Company's request. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12.  DEFAULTED INTEREST.

          If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13.  EXCHANGE OFFER.

          The Series B Notes may be exchanged for Series B-1 Notes pursuant to the terms of the Exchange Offer. The Trustee and Registrar shall make the exchange as follows:

                    (i) The Company shall present the Trustee with an Officers' Certificate certifying the following:

                    (A) upon issuance of the Series B-1 Notes, the transactions contemplated by the Exchange Offer have been consummated; and

                    (B) the principal amount at maturity of Series B Notes properly tendered in the Exchange Offer (together with such Notes), the name of each Holder of such Notes, the principal amount at maturity properly tendered in the Exchange Offer by each such Holder and the name and address to which Series B-1 Notes shall be registered and sent for each such Holder.


                   (ii) The Trustee, upon receipt of such Officers' Certificate, an Opinion of Counsel satisfactory to the Trustee that the Series B-1 Notes have been registered under
     Section 5 of the Securities Act and the Indenture has been qualified under the TIA, and a Company Order, shall authenticate Series B-1 Notes registered in the names, and in the principal amounts at maturity, indicated in such Officers' Certificate.

                  (iii) The Trustee shall deliver such Series B-1 Notes to the Holders thereof as indicated in such Officers' Certificate.


                               ARTICLE THREE
                         REDEMPTION AND PREPAYMENT

SECTION 3.01.  NOTICES TO TRUSTEE.

          If the Company elects to redeem Notes pursuant to the optional redemption provisions of the Notes and Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days but not more than 60 days before a redemption date (unless a shorter notice shall be satisfactory to the Trustee), an Officers' Certificate setting forth (i) the redemption date,
(ii) the principal amount of Notes to be redeemed and (iii) the redemption price.

SECTION 3.02.  SELECTION OF NOTES TO BE REDEEMED.

          If less than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed among the Holders of the Notes on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate (and in such manner as complies with applicable legal and stock exchange requirements, if any).

          The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03.  NOTICE OF REDEMPTION.

          At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

          The notice shall identify the Notes to be redeemed and shall state:

               (a)  the redemption date;

               (b)  the redemption price;

               (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued;

               (d)  the name and address of the Paying Agent;

               (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

               (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date; and

               (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed.

          At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date (unless a shorter notice shall be satisfactory to the Trustee), an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04.  EFFECT OF NOTICE OF REDEMPTION.

          Once notice of redemption is mailed in accordance with Section
3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

          Notice of redemption shall be deemed to be given when mailed, whether or not the Holder receives such notice. In any event, failure to give such notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of the Notes.

SECTION 3.05.  DEPOSIT OF REDEMPTION PRICE.

          On or before the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption which have been delivered by the Company to the Trustee for cancellation. Whichever of the Trustee or the Paying Agent receiving the money shall promptly return to the Company any money deposited with it by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

          If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section
4.01 hereof.

SECTION 3.06.  NOTES REDEEMED IN PART.

          Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07.  OPTIONAL REDEMPTION.

          The Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at a redemption price of 101% of the principal amount then outstanding, plus accrued and unpaid interest thereon to the applicable date of redemption, provided, however, that if a redemption is made from the Excess Proceeds of any Asset Sales as described in Section 4.09, the redemption price will be 100% of the principal amount then outstanding, plus accrued and unpaid interest thereon to the applicable date of redemption; and provided further, however, that if such redemption is in part, not less than $150 million aggregate principal amount of the Notes shall be outstanding immediately after giving effect to such redemption.

SECTION 3.08.  MANDATORY REDEMPTION.

          Except as set forth under Sections 4.08 and 4.09 hereof, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

SECTION 3.09.  OFFERS TO PURCHASE BY APPLICATION
               OF EXCESS PROCEEDS.

          In the event that, pursuant to Section 4.09 hereof, the Company shall commence an offer to all Holders of Notes to purchase Notes (an "Asset Sale Offer"), it shall follow the procedures specified below.

          The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.09 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

          If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

          Within 10 days of each date on which the aggregate amount of Excess Proceeds exceeds $25 million, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders of the Notes, which notice shall specify the Purchase Date, which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders of Notes. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

               (a) that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.09 hereof and the length of time the Asset Sale Offer shall remain open;

               (b) the Asset Sale Offer Amount, the purchase price and the Purchase Date;

               (c) that any Note not tendered or accepted for payment shall continue to accrue interest;

               (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

               (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Company, a depositary if appointed by the Company, or a Paying Agent at the address specified in the notice at least three Business Days before the Purchase Date;

               (f) that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

               (g) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

               (h) that Holders whose Notes are purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

          Notwithstanding anything to the contrary elsewhere herein, the Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes in connection with an Asset Sale Offer.

          On the Purchase Date, the Company shall, to the extent lawful, accept for payment on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes (or portions thereof) tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company or the Paying Agent, as the case may be, shall promptly (but in any case not later than five

Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.


                                ARTICLE FOUR
                                 COVENANTS

SECTION 4.01.  PAYMENT OF NOTES.

          The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds at least one Business Day before that date, money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

          The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02.  MAINTENANCE OF OFFICE OR AGENCY.

          The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

          The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with
Section 2.03.

SECTION 4.03.  REPORTS.

          Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company will furnish to the Holders (i) all reports that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the SEC, the Company will file a copy of all such information and reports with the SEC for public availability (unless the SEC will not accept such a filing) for so long as any Notes are outstanding.
The Company will also make such information available to investors who request it in writing. In addition, the Company agrees that, for so long as any Notes remain outstanding, it will furnish to the Holders and to beneficial holders of Notes and to prospective purchasers of Notes designated by the Holders, upon their request, the information required to be delivered pursuant to Rule 144(A)(d)(4) under the Securities Act. The Company shall also comply with TIA Sec. 314(a).

SECTION 4.04.  COMPLIANCE CERTIFICATE.

               (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate of the principal executive officer, the principal financial officer or the principal accounting officer of the Company stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing officer with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to such officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred and is pending, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or, if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto. For purposes of this Section 4.04(a), such compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.

               (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03 above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article Four or Article Five hereof or, if any such violation has occurred and has come to their attention, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

               (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, promptly, but in any case within 3 Business Days of any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05.  TAXES.

               (a) The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are being contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

               (b) The Company shall, and shall cause each Person which is a member of the Company's consolidated group for tax purposes to, calculate, pay and receive for each taxable period the tax liability owed by and tax refunds (or credits for losses utilized) due to each of the Company and each Person which is a member of the Company's consolidated group for tax purposes, individually, and not in the aggregate, consistent with past practice (i.e., each Person computes its tax liability as if it had always filed a separate return, except that a Person that incurs a net operating loss or capital loss is credited with the tax benefit of such loss at the time such loss is utilized by any member of the consolidated group), provided that, so long as no Default or Event of Default shall have occurred and be continuing at the time or immediately after giving effect to any such Mid-State Advance, the Company shall be permitted to advance to Mid-State Homes, Inc. and its Subsidiaries up to $7 million per year solely for purposes of payment of taxes under this Section 4.05(b) (each, a "Mid-State Advance") to the extent Mid-State Homes, Inc. and its Subsidiaries have no other source of payment available; provided, however, that the aggregate amount of Mid-State Advances not previously repaid in cash or Cash Equivalents may not exceed $21 million.

SECTION 4.06.  STAY, EXTENSION AND USURY LAWS.

          The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants, or the performance, of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted

SECTION 4.07.  CORPORATE EXISTENCE.

          Subject to Article Five and Section 4.17 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders; and provided further that this Section 4.07 shall not apply to any Subsidiary after its corporate existence is terminated or it otherwise ceases to be a Subsidiary of the Company in accordance with the provisions hereof.

SECTION 4.08.  CHANGE OF CONTROL.

          Upon the occurrence of a Change of Control, each Holder will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Payment"). Within 30 days following the date on which the Company has actual knowledge that a Change of Control has occurred, the Company will mail a notice to each Holder stating: (1) that the Change of Control Offer is being made pursuant to this Section 4.08 and that all Notes tendered will be accepted for payment; (2) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");
(3) that any Note not tendered will continue to accrue interest; (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date; (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased; and (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof. Notwithstanding anything to the contrary elsewhere herein, the Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes in connection with a Change of Control.

          If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender pursuant to the Change of Control Offer.

          On the Change of Control Payment Date, the Company shall (1) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof tendered to the Company. The Paying Agent shall promptly mail to each Holder of Notes so accepted the Change of Control payment for such Notes, and the Trustee shall promptly authenticate and mail to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

SECTION 4.09.  LIMITATION ON ASSET SALES.

          The Company shall not, and shall not permit any of its Subsidiaries to, consummate any Asset Sale, unless (i) the Company (or its Subsidiaries, as the case may be) receives consideration at the time of such sale or other disposition at least equal to the Fair Market Value thereof; (ii) not less than 75% of the consideration received by the Company (or its Subsidiaries, as the case may be) is in the form of cash or Cash Equivalents; provided, however, that the amount of (a) any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet or in the notes thereto) of the Company or any Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets, (b) any notes or other obligations received by the Company or its Subsidiaries from such transferee that are converted by the Company or such Subsidiary into cash within 90 days following receipt (to the extent of the cash received) and
(c) any Marketable Securities received by the Company or its Subsidiaries from such transferee that are converted by the Company or such Subsidiary into cash within 90 days following receipt (to the extent of the cash received), shall be deemed to be cash for purposes of this clause (ii); and
(iii) the Net Cash Proceeds received by the Company (or its Subsidiaries, as the case may be) from such Asset Sale are applied in accordance with the following paragraphs.

          The Company may, (i) within 60 days following the receipt of Net Cash Proceeds from any Asset Sale, apply such Net Cash Proceeds to the repayment of Indebtedness of the Company under the Bank Revolving Credit Facility and to cash collateralize letters of credit outstanding thereunder, in each case to the extent required by (A) the terms of the Bank Revolving Credit Facility as in effect on the Issue Date in connection with an Asset Sale not prohibited by the Bank Revolving Credit Facility as in effect on the Issue Date, or (B) the terms of a consent granted by the Lenders thereunder to an Asset Sale prohibited by the Bank Revolving Credit Facility as in effect on the Issue Date, provided that (x) any such repayment of Indebtedness shall result in a permanent reduction in the revolving credit or other commitment relating thereto in an amount equal to the principal amount so repaid, and (y) at such time as any such letters of credit are no longer required to be cash collateralized, any such cash collateralization shall be (1) utilized to repay Indebtedness under the Bank Revolving Credit Facility which repayment shall result in a permanent reduction in the revolving credit or other commitment relating thereto in an amount equal to the principal amount so repaid or (2) released to the Company and applied as Excess Proceeds in accordance with the following paragraph; or (ii) in the case of the sale of Non-Core Assets or Capital Stock of Non-Core Subsidiaries to the extent the aggregate proceeds are less than $25 million in any twelve consecutive months, within 180 days following the receipt of Net Cash Proceeds from any such Asset Sale, apply such Net Cash Proceeds to make an investment in a Related Business.

          If, upon completion of the applicable period, any portion of the Net Cash Proceeds of any Asset Sale shall not have been applied by the Company as described in clause (i) or (ii) above (the "Excess Proceeds") and such Excess Proceeds, together with any remaining unapplied Excess Proceeds from any prior Asset Sale, exceed $25 million, then the Company will be obligated either to (A) redeem the Notes pursuant to Sections 3.01 through 3.07 (on a pro rata basis if the amount available for such redemption is less than the outstanding principal amount of the Notes plus accrued and unpaid interest, if any, to the date of redemption) at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of redemption or (B) make an offer to repurchase the Notes pursuant to Section 3.09 (on a pro rata basis if the amount available for such repurchase is less than the outstanding principal amount of the Notes plus accrued and unpaid interest, if any, to the date of repurchase) at a purchase price of 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase; provided, however, that if following such a redemption or an offer to repurchase, assuming 100% acceptance, the outstanding principal amount of the Notes would be less than $150 million in the aggregate, the Company shall be obligated to either redeem or offer to repurchase Notes to the extent that following such a redemption or an offer to repurchase, assuming 100% acceptance, the outstanding principal amount of the Notes would be equal to $150 million in the aggregate, and the remaining Excess Proceeds shall be utilized as provided in the following paragraph until such time as the aggregate of all unapplied Excess Proceeds from all Asset Sales is sufficient to redeem or repurchase 100% of the outstanding principal amount of the Notes, at which time the Company will be obligated to either redeem or offer to repurchase the Notes as provided above. If the aggregate principal amount of Notes surrendered by Holders thereof plus accrued and unpaid interest, if any, exceeds the amount of Excess Proceeds, the Company shall select the Notes to be purchased on a pro rata basis. If the aggregate principal amount of Notes surrendered by Holders thereof in any Asset Sale Offer plus accrued and unpaid interest, if any, is less than the amount of Excess Proceeds, the unused portion of such Excess Proceeds (exclusive of any Excess Proceeds which could not be utilized in such Asset Sale Offer as a result of the proviso in the next preceding sentence) may be used by the Company for general corporate purposes. Upon completion of an Asset Sale Offer, the amount of Excess Proceeds shall be reset to the greater of zero or the amount of Excess Proceeds whose application would result in the aggregate principal amount of Notes outstanding being greater than zero and less than $150 million. This Section 4.09 does not apply to a transaction which is governed by Section 4.08 or 5.01 hereof.

          Pending application pursuant to the above paragraphs, including to the extent unapplied Excess Proceeds do not exceed $25 million or application of Excess Proceeds would result in the aggregate principal amount of Notes outstanding being greater than zero and less than $150 million, Net Cash Proceeds shall be either invested in Cash Equivalents or remitted to the applicable lender to pay down any Indebtedness outstanding under the Bank Revolving Credit Facility.

SECTION 4.10.  LIMITATION ON RESTRICTED PAYMENTS.

          The Company shall not, and shall cause each of its Subsidiaries not to, directly or indirectly, make any Restricted Payment unless:

                    (i) no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

                   (ii) at the time of and immediately after giving effect to such Restricted Payment, at least $1.00 of additional Indebtedness could be incurred under the

     Consolidated EBITDA to Consolidated Fixed Charges test applicable to Indebtedness incurred by the Company (other than Subordinated Indebtedness) or a Subsidiary pursuant to Section 4.11(a)(i) hereof;

                  (iii) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments declared or made after the Issue Date does not exceed the sum of (a) 50% of the Consolidated Net Income of the Company (or in the event such Consolidated Net Income shall be a deficit, minus 100% of such deficit) during the period (treated as one accounting period) beginning with June 1, 1995 and ending on the last day of the fiscal quarter immediately preceding the date of declaration or making of such Restricted Payment; plus (b) 100% of the aggregate Net Equity Proceeds received by the Company from the issue or sale, after the Issue Date, of Capital Stock of the Company (other than the issue or sale of (1) Disqualified Stock or (2) Capital Stock of the Company to any Subsidiary of the Company or (3) Capital Stock issued pursuant to the Consensual Plan) and any Indebtedness or other securities of the Company (other than the issue or sale to any Subsidiary of the Company) convertible into or exercisable for Qualified Capital Stock of the Company which has been so converted or exercised, as the case may be; plus (c) 100% of the aggregate amount of cash and Cash Equivalents received by the Company or any Subsidiary in repayment and termination of (i) any Investment (or portion thereof) made after the Issue Date which was a Restricted Payment or (ii) any Mid-State Advance (or portion thereof) made after the Issue Date, net in each case of the payment of commissions and other costs and expenses incurred by the Company or such Subsidiary in connection therewith, and not to exceed the amount of such Restricted Payment or Mid-State Advance, as the case may be, and less any such amounts included in Consolidated Net Income of the Company; minus (d) 100% of the aggregate amount of Mid-State Advances; plus (e) $25 million.

          Notwithstanding the foregoing, the above limitations will not prevent:

                    (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment complied with the provisions hereof;

                   (ii) the purchase, redemption, acquisition or retirement of any shares of Capital Stock of the Company in exchange for, or out of the net proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, shares of Qualified Capital Stock of the Company;

                  (iii) the redemption or retirement of Indebtedness of the Company which is subordinate in right of payment to the Notes, in exchange for, by conversion into, or out of the net proceeds of the substantially concurrent issue or sale (other than to a Subsidiary of the Company) of Qualified Capital Stock of the Company or Permitted Refinancing Indebtedness; or

                   (iv) the declaration or payment of a regular quarterly dividend in respect of the Common Stock of the Company at a rate not to exceed $.025 per share;

provided that no Default or Event of Default has occurred and is continuing at the time, or shall occur under any provision of this Indenture other than this Section 4.10 (subject to the following proviso) as a result, of any of the actions contemplated in clauses (i) through (iv) above, and provided further, in the case of clause (iv) above, at the time of and immediately after giving effect to such Restricted Payment, at least $1.00 of additional indebtedness could be incurred under the Consolidated EBITDA to Consolidated Fixed Charges test applicable to Indebtedness incurred by the Company (other than Subordinated Indebtedness) or a Subsidiary pursuant to Section 4.11(a)(i) hereof.

          The Company shall cause Mid-State Homes, Inc. and each of its Subsidiaries not to, directly or indirectly, make any Restricted Payment except to the Company or Mid-State Homes, Inc. or to a Wholly Owned Subsidiary of the Company or Mid-State Homes, Inc.

SECTION 4.11.  LIMITATION ON INCURRENCE OF INDEBTEDNESS;
               ISSUANCE OF CAPITAL STOCK.

               (a) Subject to the last sentence of this Section 4.11(a), the Company will not, and will not permit any Subsidiary to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness); provided the Company or any Subsidiary may incur Indebtedness, including Acquired Indebtedness, at any time after September 1, 1995, if (i) at the time of such incurrence, the ratio of Consolidated EBITDA to Consolidated Fixed Charges for the period of the four consecutive fiscal quarters then ended immediately prior to such incurrence, taken as one period and calculated on a pro forma basis as if such Indebtedness had been incurred and the proceeds therefrom applied on the first day of such four-quarter period and, in the case of Acquired Indebtedness, as if the related acquisition (whether by means of purchase, merger or otherwise) also had occurred on such date with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation, would have been, in the case of an incurrence of Subordinated Indebtedness by the Company, greater than 2.25 to 1 and, in the case of an incurrence of any other Indebtedness by the Company or of any Indebtedness by a Subsidiary, greater than 3.0 to 1 and (ii) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness; provided, however, that prior to June 1, 1996, the ratio of Consolidated EBITDA to Consolidated Fixed Charges shall be calculated for the period consisting of the number of complete fiscal quarters commencing with the quarter beginning June 1, 1995 and ending immediately prior to such incurrence, taken as one period, and all other provisions of this
Section 4.11 shall remain applicable. For purposes of making the computation referred to above, acquisitions and divestitures that have been made by the Company or any of its Subsidiaries, including all mergers or consolidations, during such four-quarter (or, if applicable, shorter) period or subsequent to such four-quarter (or, if applicable, shorter) period and on or prior to the time of such incurrence shall be calculated on a pro forma basis assuming that all such acquisitions, divestitures, mergers and consolidations had occurred on the first day of such four-quarter (or, if applicable, shorter) period.

          The foregoing limitation will not apply to the incurrence of Permitted Indebtedness.

               (b) The Company will not permit any of its Subsidiaries to issue any Capital Stock (other than to the Company or to a Wholly Owned Subsidiary of the Company). The Company will not issue Disqualified Stock. The Company will not permit Mid-State Homes, Inc. or any of its Subsidiaries to issue any Capital Stock to any Person other than the Company or Mid-State Homes, Inc. or any of their respective Wholly Owned Subsidiaries.

SECTION 4.12.  LIMITATION ON LIENS.

          The Company shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any property or assets of the Company or of any Subsidiary of the Company or any Indebtedness of any Subsidiary of the Company, which assets are not governed by the Pledge Agreement or any Subsidiary Pledge Agreement, now owned or hereafter acquired, unless all payments due under this Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

SECTION 4.13.  LIMITATION ON DIVIDEND AND OTHER PAYMENT
               RESTRICTIONS AFFECTING SUBSIDIARIES.

          The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Company to (i) pay dividends or make any other distributions on its Capital Stock, or any other interest or participation in or measured by its profits, owned by the Company or a Subsidiary; (ii) pay any Indebtedness owed to the Company or a Subsidiary of the Company; (iii) make loans or advances to the Company or a Subsidiary of the Company or Guarantee Indebtedness of the Company or a Subsidiary; or (iv) transfer any of its properties or assets to the Company or a Subsidiary of the Company, except for (a) restrictions contained in the Bank Revolving Credit Facility as of the Issue Date; (b) consensual encumbrances binding upon any Person at the time such Person becomes a Subsidiary of the Company (unless the agreement creating such consensual encumbrance was entered into in connection with, or in contemplation of, such entity becoming a Subsidiary); (c) consensual encumbrances or restrictions under any agreement that refinances or replaces any agreement described in clauses (a) or (b) above, provided that the terms and conditions of any such restrictions are no less favorable to the Holders than those under the agreement so refinanced or replaced;
(d) customary non-assignment provisions in leases, purchase money financings and any encumbrance or restriction due to applicable law; (e) restrictions imposed by law; (f) restrictions imposed on a Subsidiary pursuant to a bona fide contract for disposition of all or substantially all of the assets or 100% of the Capital Stock of such Subsidiary by the Company; and (g) restrictions on the transfer of assets subject to Liens permitted by this Indenture.

SECTION 4.14.  LIMITATION ON TRANSACTIONS WITH AFFILIATES.

          The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into any transaction or series of transactions (including, without limitation, the sale, purchase or lease of any assets or properties or the rendering of any services) with any Affiliate or holder of 5% or more of the Company's or any Subsidiary's common stock (other than with the Company or a Wholly Owned Subsidiary of the Company) (an "Affiliate Transaction"), on terms that are less favorable to the Company or such Subsidiary, as the case may be, than would be available in a comparable transaction negotiated on an arm's length basis with an unrelated Person. In addition, the Company will not, and will not permit any Subsidiary of the Company to, enter into an Affiliate Transaction, or any series of related Affiliate Transactions, unless (i) with respect to such Affiliate Transaction or Transactions involving or having a value of more than $1 million, the Company has obtained the approval of a majority of the Board of Directors of the Company (including a majority of the Company's disinterested directors) and (ii) with respect to such Affiliate Transaction or Transactions involving or having a value of more than $5 million (other than Affiliate Transactions relating to the rendering of services, including, without limitation, underwriting, financial advisory and similar services), the Company has delivered to the Trustee an opinion of an independent investment banking firm or appraisal firm of national standing to the effect that such Affiliate Transaction or Transactions are fair to the Company or such Subsidiary, as the case may be, from a financial point of view. Notwithstanding the foregoing, this provision will not apply to Mid-State Advances to the extent permitted by Section 4.05(b) or to the sale of mortgages by Jim Walter Homes, Inc. to Mid-State Homes, Inc. and the servicing of such mortgages by Jim Walter Homes, Inc., in each case in the ordinary course of business consistent with past practice.

          The Company will not permit Mid-State Homes, Inc. or any of its Subsidiaries to, directly or indirectly, enter into any transaction or series of transactions (including, without limitation, the sale, purchase or lease of any assets or properties or the rendering of any services) with any Affiliate or holder of 5% or more of the Company's or any of its Subsidiaries' common stock or of Mid-State Homes, Inc.'s or any of its Subsidiaries' common stock (other than the Company or Mid-State Homes, Inc. or a Wholly Owned Subsidiary of the Company or of Mid-State Homes, Inc.) (a "Mid-State Affiliate Transaction") on terms that are less favorable to Mid-State Homes, Inc. or its Subsidiary, as the case may be, than would be available in a comparable transaction negotiated on an arm's length basis with an unrelated Person. In addition, the Company will not permit Mid-State Homes, Inc. or any of its Subsidiaries to enter into a Mid-State Affiliate Transaction or any series of related Mid-State Affiliate Transactions unless (i) with respect to such Mid-State Affiliate Transaction or Transactions involving or having a value of more than $1 million, the Company has obtained the approval of a majority of the Board of Directors of the Company (including a majority of the Company's disinterested directors) and (ii) with respect to such Mid-State Affiliate Transaction or Transactions involving or having a value of more than $5 million (other than Mid-State Affiliate Transactions relating to the rendering of services, including, without limitation, underwriting, financial advisory and similar services), the Company has delivered to the Trustee an opinion of an independent investment banking firm of national standing to the effect that such Mid-State Affiliate Transaction or Transactions are fair to Mid-State Homes, Inc. or its Subsidiary, as the case may be, from a financial point of view.

SECTION 4.15.  LIMITATION ON SALE AND LEASEBACK TRANSACTIONS.

          Except to the extent included in clause (vii) of the definition of Permitted Indebtedness, the Company will not, and will not permit any of its Subsidiaries to, enter into any sale and leaseback transaction with respect to any property (whether now owned or hereafter acquired) unless
(i) the sale or transfer of the property to be leased complies with the requirements of

Section 4.09 hereof and (ii) the Company or such Subsidiary would be entitled pursuant to Section 4.11(a)(i) hereof to incur additional Indebtedness under the Consolidated EBITDA to Consolidated Fixed Charges test applicable to Indebtedness incurred by the Company (other than Subordinated Indebtedness) or a Subsidiary in an amount at least equal to the Attributable Debt in respect of such sale and leaseback transaction.

SECTION 4.16.  COMPLIANCE WITH LAWS

          The Company shall comply, and shall cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except such as are being contested in good faith and by appropriate proceedings and except for such noncompliances as would not in the aggregate have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries taken as a whole.

SECTION 4.17.  LIMITATION ON SALE OF CAPITAL STOCK OF SUBSIDIARIES

          The Company will not, and will not permit any of its Subsidiaries to, sell, pledge, hypothecate or otherwise convey or dispose of any Capital Stock of the Company's Subsidiaries (other than pursuant to the Pledge Agreement or Subsidiary Pledge Agreement governing the Pledged Shares) except for the sale by the Company or a Subsidiary of all or part of the Capital Stock of a Non-Core Subsidiary and except for the sale of 100% of the Capital Stock of any other Subsidiary owned collectively by the Company and/or its Subsidiaries; provided that in either case such sale complies with the requirements of Section 4.09.

          The Company will not permit Mid-State Homes, Inc. or any of its Subsidiaries to sell, pledge, hypothecate or otherwise convey or dispose of any Capital Stock of the Subsidiaries of Mid-State Homes, Inc. to any Person other than the Company or Mid-State Homes, Inc. or any of their respective Wholly Owned Subsidiaries.

SECTION 4.18.  PAYMENTS FOR CONSENTS.

          Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid, any consideration, whether by way of interest, fee or otherwise, to any Holder of any Note for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this

Indenture, the Notes, the Pledge Agreement or any Subsidiary Pledge Agreement unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.


                                ARTICLE FIVE
                                 SUCCESSORS

SECTION 5.01.  LIMITATION ON MERGERS, CONSOLIDATIONS AND SALES
               OF ASSETS

          The Company will not consolidate or merge with any other Person, or permit any other Person to consolidate or merge with the Company, nor will the Company sell, lease, convey or otherwise dispose of all or substantially all of its assets unless (i) the entity formed by or surviving any such consolidation or merger, or to which such sale, lease, conveyance or other sale shall have been made (the "Surviving Entity"), is a corporation organized and existing under the laws of the United States, any state thereof, or the District of Columbia; (ii) if the Company is not the Surviving Entity, the Surviving Entity assumes by supplemental indenture all of the obligations of the Company under the Notes and this Indenture; (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (iv) immediately after giving effect to such transaction (but prior to any purchase accounting adjustments resulting from the transaction), the Consolidated Net Worth of the Surviving Entity would be at least equal to the Consolidated Net Worth of the Company immediately prior to such transaction; and (v) immediately after giving effect to such transaction, the Surviving Entity could incur at least $1.00 of additional Indebtedness under the Consolidated EBITDA to Consolidated Fixed Charges test applicable to Indebtedness incurred by the Company (other than Subordinated Indebtedness) or a Subsidiary pursuant to Section 4.11(a)(i).

          The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate to the foregoing effect, an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Section 5.01 and an Accountants' Certificate setting forth the computations necessary to confirm the satisfaction of the conditions set forth in clauses (iv) and
(v) of this Section 5.01 and certifying the accuracy thereof. The Trustee shall be entitled to rely conclusively upon such Officers' Certificate, Opinion of Counsel and Accountants' Certificate.

SECTION 5.02.  SUCCESSOR CORPORATION SUBSTITUTED.

          Upon any consolidation or merger involving the Company, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company, in accordance with Section 5.01 hereof, the successor corporation (if not the Company) formed by such consolidation or with which the Company is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture and the Notes referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein. When a successor corporation assumes all of the obligations of the Company hereunder and under the Notes and agrees to be bound hereby and thereby, the predecessor Company shall be released from such obligations.


                                ARTICLE SIX
                           DEFAULTS AND REMEDIES

SECTION 6.01.  EVENTS OF DEFAULT.

          An "Event of Default" shall occur upon:

                    (i) failure by the Company to pay interest on the Notes for 5 Business Days after becoming due;

                   (ii) failure by the Company to pay the principal of or premium (if any) on the Notes, whether at maturity or upon acceleration, redemption or otherwise (including the failure to repurchase the Notes tendered pursuant to a Change of Control Offer or Asset Sale Offer);

                  (iii) failure by the Company to perform any of its obligations under the second paragraph of Section 5 or Section 7 of the Pledge Agreement or failure by any Subsidiary to perform any of its obligations under the second paragraph of Section 5 or Section 7 of any Subsidiary Pledge Agreement or the Trustee is entitled to exercise any remedies pursuant to Section 11 of the Pledge Agreement or any Subsidiary Pledge Agreement;

                   (iv) failure by the Company or any of its Subsidiaries to comply with the provisions of Section 4.08, 4.09 or 5.01 of this Indenture;

                    (v) failure by the Company or any of its Subsidiaries to comply with the provisions of

     Section 4.05(b), 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.17 or 4.18 of
     this Indenture for 30 days after written notice specifying the failure and that the same is a Default shall have been given to the Company by the Trustee or Holders of 25% in principal amount of the Notes outstanding;

                   (vi) failure by the Company or any of its Subsidiaries to comply with any of its covenants or the breach by the Company or any of its Subsidiaries of any of its representations or warranties hereunder or under the Pledge Agreement or any Subsidiary Pledge Agreement (other than a breach of a covenant, representation or warranty which is specifically dealt with elsewhere in this
     Section 6.01) for 60 days after written notice specifying the failure and that the same is a Default shall have been given to the Company by the Trustee or Holders of 25% in principal amount of the Notes outstanding;

                  (vii) default or defaults (including a payment default) under one or more agreements, instruments, mortgages, bonds, debentures or other evidence of Indebtedness under which the Company or any of its Significant Subsidiaries has an outstanding principal amount of Indebtedness in excess of $25 million individually or $50 million in the aggregate for all such issues of all such Persons and either (x) such Indebtedness is already due and payable in full or (y) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness;

                 (viii) any final judgment or order (not covered by insurance) is entered against the Company or any Significant
     Subsidiary in excess of $25 million individually or $50 million in the aggregate for all such final judgments or orders against all such Persons and remains undischarged or unstayed for 60 days;

                   (ix) the Company or any of its Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

               (a)  commences a voluntary case or proceeding,

               (b) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding,

               (c) consents to the appointment of a Custodian of it or for all or substantially all of its property,

               (d) consents to the institution of a bankruptcy or an insolvency proceeding against it,

               (e) makes a general assignment for the benefit of its creditors, or

               (f) takes any corporate action to authorize or effect any of the foregoing;

                    (x) a court of competent jurisdiction enters a judgment, decree or order under any Bankruptcy Law that is for relief against the Company or any Significant Subsidiary of the Company, in an involuntary case or proceeding which shall:

               (a) approve a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any Significant Subsidiary of the Company,

               (b) appoint a Custodian for the Company or any Significant Subsidiary of the Company or for all or substantially all of the property of any of them, or

               (c) order the winding-up or liquidation of the Company or any Significant Subsidiary of the Company,

and in each case the judgment, order or decree remains unstayed and in effect for 60 days; or

                   (xi) any Lien granted or purported to be granted pursuant to the Pledge Agreement or any Subsidiary Pledge Agreement shall be or become unenforceable or invalid, or the priority thereof shall become diminished, or the Company or any Subsidiary shall contest or disaffirm any such Lien.

SECTION 6.02.  ACCELERATION.

          If an Event of Default occurs and is continuing, the Trustee by written notice to the Company, or the Holders of at least 25% of the aggregate principal amount of the then outstanding Notes, by written notice to the Company and the Trustee, may declare all of the Notes to be due and payable immediately. Upon such declaration, the unpaid principal of, premium, if any, and accrued interest on the Notes shall be due and payable. Notwithstanding the foregoing, in the case of an Event of Default specified in clause (ix) or (x) of Section 6.01 with respect to the Company or any Significant Subsidiary, such an amount shall ipso facto become
                                                    ---- -----
immediately due and payable without any declaration, notice or other act on the part of the Trustee or any Holder.

SECTION 6.03.  OTHER REMEDIES.

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the principal of, premium, if any, and interest on the Notes and to enforce the performance of any provision of the Notes or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04.  WAIVER OF PAST DEFAULTS.

          Subject to Sections 6.07 and 9.02, the Holders of not less than a majority in aggregate principal amount of the then outstanding Notes, by written notice to the Trustee, may on behalf of the Holders of all of the Notes (a) waive any existing Default or Event of Default and its consequences, except a continuing Default or Event of Default in the payment of interest on, premium, if any, or the principal of, the Notes and/or (b) rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration, if the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. Upon any such waiver or rescission, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05.  CONTROL BY MAJORITY.

          Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it under this Indenture; provided that the Trustee may take any other actions it deems proper that are not inconsistent with these directions. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee in personal liability.

SECTION 6.06.  LIMITATION ON SUITS.

          A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

               (a) the Holder gives to the Trustee written notice of a continuing Event of Default;

               (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

               (c) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

               (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

               (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.07.  RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

          Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium, if any, and interest on the Notes, on or after the respective due dates expressed in the Notes (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.  COLLECTION SUIT BY TRUSTEE.

          If an Event of Default specified in Section 6.01(i) or (ii) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.  TRUSTEE MAY FILE PROOFS OF CLAIM.

          The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section
7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.  PRIORITIES.

          If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

          First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 and 6.09 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

          Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any and interest, respectively; and

          Third: to the Company or to such party as a court of competent jurisdiction shall direct.

          The Trustee may fix a record date and payment date for any payment to Holders.

SECTION 6.11.  UNDERTAKING FOR COSTS.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claim or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

SECTION 6.12.  EVENT OF DEFAULT FROM WILLFUL ACTION.

          In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem any series of Notes pursuant to Section 3.07 hereof, a one percent premium shall also become and be immediately due and payable to the extent permitted by law.

          The Trustee will have no responsibility for making, or obligation to make, any determination that any such Event of Default has occurred by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company pursuant to this Section 6.12. If such premium is payable hereunder, the Company will provide the Trustee with an Officers' Certificate setting forth the date such premium is required to be paid at least 45 days prior to such payment date.


                               ARTICLE SEVEN
                                  TRUSTEE

SECTION 7.01.  DUTIES OF TRUSTEE.

               (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

               (b)  Except during the continuance of an Event of Default:

                    (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                    (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which, by any provision hereof, are required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                (c) No provision of this Indenture shall be construed to relieve the Trustee from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                     (i) this paragraph does not limit the effect of paragraph (b) of this Section;

                    (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                   (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

                (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holders shall have offered to the Trustee security and indemnity satisfactory to the Trustee against any cost, loss, liability or expense.

                (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                (f) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01.

SECTION 7.02.   RIGHTS OF TRUSTEE.

                (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

                (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

                (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

SECTION 7.03.   INDIVIDUAL RIGHTS OF TRUSTEE.

      The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from and perform services for, and may otherwise deal with, the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04.   TRUSTEE'S DISCLAIMER.

      The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, shall not be accountable for any money paid to the Company or upon the Company's direction under any provision of this Indenture, shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05.   NOTICE OF DEFAULTS.

      If a Default or an Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

SECTION 7.06.   REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

      Within 60 days after each July 15 beginning with the July 15 following the date of this Indenture, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Sec. 313(a) (but if no event described in TIA Sec. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Sec. 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Sec.
313(c).

      A copy of each report at the time of its mailing to the Holders shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed. The Company shall promptly notify the Trustee whenever the Notes become listed on any stock exchange or of any delisting thereof.

SECTION 7.07.   COMPENSATION AND INDEMNITY.

      The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.

Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

      The Company shall indemnify the Trustee against any and all losses, damages, claims, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, damage, claim, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder unless such failure prejudices the Company. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

      The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

      To secure the Company's payment obligations under this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

      When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(ix) or Section 6.01(x), the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08.   REPLACEMENT OF TRUSTEE.

      A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

      The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

                (a)  the Trustee fails to comply with Section 7.10 hereof;

                (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                (c) a Custodian or public officer takes charge of the Trustee or its property; or

                (d)  the Trustee becomes incapable of acting.

      If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Company shall promptly appoint a successor Trustee.

      If a successor Trustee does not accept its appointment within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

      If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

      A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under
Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09.   SUCCESSOR TRUSTEE BY MERGER, ETC.

      If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee; provided that such successor is eligible and qualified under Section 7.10 hereof.

SECTION 7.10.   ELIGIBILITY; DISQUALIFICATION.

      There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trust power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million or, in the event that the Trustee is part of a bank holding company system, the bank holding company must have a combined capital and surplus of at least $ 100 million, in either case as set forth in its most recent published annual report of condition.

      This Indenture shall always have a Trustee who satisfies the requirements of TIA Sec. 310(a)(1), (2) and (5). The Trustee is subject to TIA Sec. 310(b), including the provision permitted by the second sentence of TIA Sec. 310(b)(9).

SECTION 7.11.   PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

      The Trustee is subject to TIA Sec. 311(a), excluding any creditor relationship listed in TIA Sec. 311(b). A Trustee who has resigned or been removed shall be subject to TIA Sec. 311(a) to the extent indicated therein.


                               ARTICLE EIGHT
                           DISCHARGE OF INDENTURE

SECTION 8.01. DISCHARGE OF INDENTURE; OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

      (a) This Indenture shall cease to be of further effect (except that the Company's obligations under Section 7.07 and the Company's, the Trustee's and any Paying Agent's obligations under Section 8.06 shall survive) when all outstanding Notes theretofore authenticated and issued have been delivered (other than destroyed, lost or stolen Notes that have been replaced or paid) to the Trustee for cancellation and the Company has paid all sums payable hereunder.

      (b) In addition, the Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.

SECTION 8.02.   LEGAL DEFEASANCE AND DISCHARGE.

      Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section
8.05 hereof and the other Sections of this Indenture referred to in (a) and
(b) below, and to have satisfied all its other obligations under such Notes, this Indenture, the Pledge Agreement and any Subsidiary Pledge Agreement (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal, of, premium, if any, and interest on such Notes when such payments are due,
(b) the Company's, the Trustee's and the Paying Agent's obligations with respect to such Notes under Sections 2.03 through 2.07 and Section 4.02 and the Company's obligations under Section 7.07 and (c) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION 8.03.   COVENANT DEFEASANCE.

      Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15 and 4.17 hereof with respect to the outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section
8.03 hereof, subject to the satisfaction of the conditions set forth in
Section 8.04 hereof, Sections 6.01(iv) through 6.01(viii) hereof shall not constitute Events of Default.

SECTION 8.04.   CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

      The following shall be the conditions to the application of either
Section 8.02 or 8.03 hereof to the outstanding Notes:

      In order to exercise either Legal Defeasance or Covenant Defeasance:

                (a) the Company must irrevocably deposit or cause to be deposited with the Trustee or with a trustee satisfactory to the Trustee and the Company under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, in trust, for the benefit of the Holders of the Notes, (A) cash in United States dollars or (B) Government Securities maturing as to principal and interest in such amounts and at such times, or (C) a combination thereof, in each case in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, of such principal or installment of principal of, premium, if any, or interest on the outstanding Notes;

                (b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                (c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an

Opinion of Counsel in the United States acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                (d) no Default or Event of Default shall have occurred and be continuing (1) on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article Eight concurrently with such incurrence) or (2) insofar as
Section 6.01(ix) or 6.01(x) hereof is concerned, at any time during the period ending on the 91st day after the date of deposit (it being understood that the condition in this clause (2) is a condition subsequent and shall not be deemed satisfied until the expiration of such period);

                (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                (f) the Company shall have delivered to the Trustee an Opinion of Counsel in the United States acceptable to the Trustee to the effect that:

                     (i)  the irrevocable deposit of the trust funds with
the Trustee in accordance with Section 8.04 hereof will not constitute a transfer of property of the Company or such other depositor voidable as a fraudulent transfer or conveyance under Sections 544(b) and 548 of Title 11 of the United States Code, 11 U.S.C. Sec. 101 et seq. (the "Bankruptcy Code"),
                                           -- ---        ---------------
or any successor to such Sections, or under Sections 273, 274, 275 and 276 of the New York Debtor and Creditor Law or any successor to such Sections;

                     (ii) the irrevocable deposit of the trust funds with the Trustee in accordance with Section 8.04 hereof will not constitute a transfer of property of the Company or such other depositor voidable as a preference under Section 547 of the Bankruptcy Code, or any successor to such Section, in the event that after the passage of a period of 93 days following such deposit a voluntary or involuntary case under the Bankruptcy Code is commenced by or against the Company or such other depositor;

                     (iii) if, contemporaneously with the irrevocable deposit of the trust funds with the Trustee in accordance with Section 8.04 hereof, the Trustee releases, in a contemporaneous exchange for new value, collateral previously pledged (in a transaction that is neither void nor voidable under any applicable law) to secure the Notes, such irrevocable deposit will not constitute a transfer of property of the Company or such other depositor voidable under Section 547 of the Bankruptcy Code, or any successor to such Section, to the extent of the value of such released collateral, in the event that following such deposit and release a voluntary or involuntary case under the Bankruptcy Code is commenced by or against the Company or such other depositor; and

                     (iv) for so long as the trust funds are held in trust by the Trustee pursuant to Section 8.04 hereof for the benefit of the Holders, the trust funds will not be considered assets of the Company or such other depositor which may be used to satisfy claims of creditors of the Company or such other depositor in the event that a voluntary or involuntary case under the Bankruptcy Code is commenced by or against the Company or such other depositor after the passage of a period of 93 days following the irrevocable deposit by the Company or such other depositor of the trust funds with the Trustee;

                (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding any actual creditors of the Company; and

                (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

      Subject to Section 8.06 hereof, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

      The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

      Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06.   REPAYMENT TO COMPANY.

      Subject to applicable law, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a creditor, look only to the Company for payment thereof (unless an abandoned property law designates another Person), and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.07.   REINSTATEMENT.

      If the Trustee or Paying Agent is unable to apply any United States Dollars or Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.


                                ARTICLE NINE
                      AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.   WITHOUT CONSENT OF HOLDERS OF NOTES.

      Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture, the Pledge Agreement, any Subsidiary Pledge Agreement or the Notes without the consent of any Holder of a Note:

                (a)  to cure any ambiguity, defect or inconsistency;

                (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

                (c) to provide for the assumption of the Company's obligations to Holders in the case of a merger or consolidation or sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the Company's properties or assets pursuant to Article Five hereof;

                (d) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the rights hereunder of any Holder;

                (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

                (f)  to evidence or provide for a replacement Trustee under
Section 7.08.

      Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02.   WITH CONSENT OF HOLDERS OF NOTES.

      The Company and the Trustee may amend or supplement this Indenture, the Pledge Agreement or any Subsidiary Pledge Agreement and the Notes may be amended or supplemented, with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Pledge Agreement or any Subsidiary Pledge Agreement or the Notes, may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

      Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

      It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

      After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of the Notes a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture, the Pledge Agreement or any Subsidiary Pledge Agreement or the Notes. Anything herein to the contrary notwithstanding, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

                (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture, the Pledge Agreement or any Subsidiary Pledge Agreement or the Notes;

                (b) reduce the principal of or change the fixed maturity of any Note;

                (c) alter any of the provisions permitting or requiring the redemption of the Notes, except with respect to permitting or requiring redemption or repurchase of Notes pursuant to Sections 4.08 and 4.09 hereof, or reduce the purchase price payable or change the time for payment in connection with repurchases or redemptions of Notes pursuant to Sections
4.08 or 4.09 hereof;

                (d) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

                (e) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

                (f) make the principal of, or the interest on, any Note payable in money other than that stated in the Notes;

                (g) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of, premium, if any, or interest on the Notes;

                (h) waive a redemption payment with respect to any Note except for a payment required by Section 4.08 or 4.09;

                (i) alter the ranking of the Notes relative to other Indebtedness of the Company;

                (j) release any Pledged Shares which are the Capital Stock of a Significant Subsidiary, except in connection with a sale, transfer or other disposition permitted by this Indenture and the Pledge Agreement or any Subsidiary Pledge Agreement, as the case may be;

                (k)  waive or amend Section 4.18 hereof; or

                (l) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions.

SECTION 9.03.   COMPLIANCE WITH TRUST INDENTURE ACT.

      Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.04.   REVOCATION AND EFFECT OF CONSENTS.

      Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.05.   NOTATION ON OR EXCHANGE OF NOTES.

      Upon the direction of the Company, the Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

      Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.   TRUSTEE TO SIGN AMENDMENTS, ETC.

      The Trustee need not sign any supplemental indenture adversely affecting its rights. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture, and that it will be valid and binding upon the Company in accordance with its terms.

                                ARTICLE TEN
                                  SECURITY

SECTION 10.01.   PLEDGE AGREEMENT.

      In order to secure the due and punctual payment of the principal of, premium, if any, and interest on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, call for redemption, or otherwise, and interest on the overdue principal, premium and interest, if any, of the Notes and performance of all other obligations of the Company to the Holders or the Trustee under this Indenture and the Notes, according to the terms hereunder or thereunder, the Company will, and to the extent applicable will cause each Subsidiary to, make an assignment of its right, title and interest in and to the Pledged Shares to the Trustee pursuant to the Pledge Agreement or a Subsidiary Pledge Agreement, as the case may be, and to the extent therein provided, no later than the Issue Date. The Company shall cause each Subsidiary not a party to a Subsidiary Pledge Agreement to execute a Subsidiary Pledge Agreement at the time such Subsidiary acquires any Pledged Shares. Each Holder, by accepting a Note, agrees to all of the terms and provisions of the Pledge Agreement and any Subsidiary Pledge Agreement, as the same may be amended from time to time pursuant to the provisions of the Pledge Agreement and any Subsidiary Pledge Agreement.
The due and punctual payment of the principal of and interest on the Notes when and as the same shall be due and payable, whether at maturity, by acceleration, call for redemption or otherwise, and interest on the overdue principal of and interest, if any, on the Notes and payment and performance of all other obligations of the Company to the Holders or the Trustee under this Indenture and the Notes, according to the terms hereunder or thereunder, shall be secured by the Pledged Shares as provided in the Pledge Agreement and any Subsidiary Pledge Agreement. The Pledge Agreement and each Subsidiary Pledge Agreement, as the case may be, will create a direct and continuing valid Lien on the Pledged Shares, as set forth therein, free and clear of all Liens whatsoever, except the Liens created by the Pledge Agreement or any Subsidiary Pledge Agreement.

SECTION 10.02.   RECORDING, ETC.

      The Company will cause, at its own expense, the Pledge Agreement, any Subsidiary Pledge Agreement, this Indenture and all amendments or supplements thereto to be registered, recorded and filed or re-recorded, re-filed and renewed in such manner and in such place or places, if any, as may be required by law in order fully to preserve and protect the security interest created under the Pledge Agreement and any Subsidiary Pledge Agreement in the Pledged Shares and to effectuate and preserve the security therein of the Holders and all rights of the Trustee.

      The Company shall furnish to the Trustee:

      (1) promptly after the execution and delivery of the Pledge Agreement and any Subsidiary Pledge Agreement covering the Pledged Shares, an Opinion of Counsel either (a) stating that, in the opinion of such Counsel, this Indenture and the assignment of the Pledged Shares intended to be made by the Pledge Agreement and any Subsidiary Pledge Agreement and all other instruments of further assurance or amendment have been properly recorded, registered and filed to the extent necessary to make effective the security interest in the Pledged Shares intended to be created by the Pledge Agreement and any Subsidiary Pledge Agreement, and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, and stating that as to the security interests in the Pledged Shares created pursuant to the Pledge Agreement and any Subsidiary Pledge Agreement such recording, registering and filing are the only recordings, registering and filings necessary to give notice thereof and that no re-recordings, re-registering or refilings are necessary to maintain such notice, and further stating that all financing statements and continuation statements have been executed and filed that are necessary to preserve and protect fully the rights of the Holders and the Trustee with respect to the security interests in the Pledged Shares hereunder and under the Pledge Agreement and any Subsidiary Pledge Agreement or (b) stating that, in the opinion of such counsel, no such recordation, registration or filing is necessary to make such Lien and assignment effective; and

      (2) within 30 days after March 1 in each year beginning with March 1, 1996, an Opinion of Counsel, dated as of such date, either (a) stating that, in the opinion of such counsel, such action has been taken with respect to the recording, registering, filing, re-recording, re-registering and refiling of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of the Pledge Agreement and any Subsidiary Pledge Agreement and reciting with respect to the security interests in the Pledged Shares the details of such action or referring to prior Opinions of Counsel in which such details are given, and stating that all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the rights of the Holders and the Trustee hereunder and under the Pledge Agreement and any Subsidiary Pledge Agreement with respect to the security interests in the Pledged Shares or (b) stating that, in the opinion of such counsel, no such recordation, registration or filing is necessary to maintain such Lien and assignment.

      If at any time the Notes are no longer secured pursuant to the Pledge Agreement and any Subsidiary Pledge Agreement, whether due to the payment in full or defeasance of the Notes, the release of the collateral thereunder or otherwise, and if all amounts due the Trustee under the Pledge Agreement, any Subsidiary Pledge Agreement and hereunder have been paid, the security interest hereunder and under the Pledge Agreement and any Subsidiary Pledge Agreement for the benefit of the Notes may be released at the sole option of the Company.

      The release of any Pledged Shares from the terms hereof and the Pledge Agreement and any Subsidiary Pledge Agreement will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Pledged Shares are released pursuant to the Pledge Agreement and any Subsidiary Pledge Agreement. The Trustee and each of the Holders acknowledge that a release of Pledged Shares in accordance with the terms of the Pledge Agreement and any Subsidiary Pledge Agreement will not be deemed for any purpose to be an impairment of the security under this Indenture. To the extent applicable, the Company shall cause
TIA Sec. 314(d) relating to the release of property or securities from the Lien of the Pledge Agreement and any Subsidiary Pledge Agreement to be complied with. Any certificate or opinion required by TIA Sec. 314(d) may be made by an Officer of the Company, except in cases in which TIA Sec. 314(d) requires that such certificate or opinion be made by an independent Person.

SECTION 10.03.  SUITS TO PROTECT THE PLEDGED SHARES.

      At the expense of the Company, the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Pledged Shares by any acts which may be unlawful or in violation of the Pledge Agreement or any Subsidiary Pledge Agreement or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Pledged Shares (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security hereunder or be prejudicial to the interest of the Holders or the Trustee).

SECTION 10.04.  TRUSTEE DUTIES.

      The powers conferred upon the Trustee by this Article Ten are solely to protect the pledges provided for herein and shall not impose any duty upon the Trustee to exercise any such powers except as expressly provided in this Indenture. The Trustee shall be under no duty to the Company to make or give any presentment, demand for performance, notice of nonperformance, protest, notice of protest, notice of dishonor or other notice or demand in connection with any Pledged Shares or to take any steps necessary to preserve any rights against prior parties except as expressly provided in this Indenture. To the extent permitted by law, the Trustee shall not be liable to the Company for failure to collect or realize upon any or all of the Pledged Shares or for any delay in so doing, nor shall the Trustee be under any duty to the Company to take any action whatsoever with regard thereto. The Trustee has no duty to the Company or to the Holders to comply with any filing or other legal requirements necessary to establish or maintain the validity, priority or enforceability of, or the Trustee's rights in or to, any of the Pledged Shares.


                               ARTICLE ELEVEN
                               MISCELLANEOUS

SECTION 11.01.  TRUST INDENTURE ACT CONTROLS.

      If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by any of TIA Sec.Sec. 310-317, inclusive, through operation of TIA Sec. 318(c), such imposed duties shall control.

SECTION 11.02.  NOTICES.

      Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

      If to the Company:

                WALTER INDUSTRIES, INC.
                1500 North Dale Mabry Highway
                Tampa, Florida  33607
                Attention:  Chief Financial Officer
                Telephone:  (813) 871-4811
                Telecopier:  (813) 871-4430

      With a copy to:

                Simpson Thacher & Bartlett
                425 Lexington Avenue
                New York, New York  10017
                Attention:  Peter J. Gordon, Esq.
                Telephone:  (212) 455-2605
                Telecopier:  (212) 455-2502

      If to the Trustee:

                UNITED STATES TRUST COMPANY OF NEW YORK
                114 West 47th Street
                New York, New York  10036
                Attention:  Corporate Trust Division

      Each of the Company and the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

      All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

      Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Sec. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

      If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

      If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 11.03.  COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF
                NOTES.

      Holders may communicate pursuant to TIA Sec. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA Sec. 312(c).

SECTION 11.04.  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

      Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                (a) an Officers' Certificate in form and substance satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                (b) an Opinion of Counsel in form and substance satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

SECTION 11.05.  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

      Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Sec. 314(a)(4)) shall comply with the provisions of TIA Sec. 314(e) and shall include:

                (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with;

provided that with respect to matters of fact, Opinions of Counsel may rely
- --------
on an Officers' Certificate or certificate of public officials.

SECTION 11.06.  RULES BY TRUSTEE AND AGENTS.

      The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

      No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

SECTION 11.08.  GOVERNING LAW.

      THIS INDENTURE AND THE NOTES SHALL BE CONSTRUED, INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CHOICE OF LAW PROVISIONS.

SECTION 11.09.  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

      This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.10.  SUCCESSORS.

      All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.11.  SEVERABILITY.

      In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.12.  COUNTERPART ORIGINALS.

      The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 11.13.  TABLE OF CONTENTS, HEADINGS, ETC.

      The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 11.14.  LEGAL HOLIDAY.

      "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or the city in which the Trustee has its Corporate Trust Office are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

                       [Signatures on following page]

                                 SIGNATURES

      IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

Dated as of March 17, 1995          WALTER INDUSTRIES, INC.


Attest: /s/ John F. Turbiville      By:   /s/ Kenneth J. Matlock
       ------------------------        --------------------------
                Secretary           Name: Kenneth J.Matlock
                                    Title: Executive Vice
                                              President


(SEAL)


                                    UNITED STATES TRUST COMPANY
                                     OF NEW YORK



Attest: /s/ William Eising          By:   /s/ James J. McGinley
       -------------------             --------------------------
                                       Name:  James J. McGinley
                                       Title: Vice President



(SEAL)

                                 EXHIBIT A

                   (Face of Series B and Series B-1 Note)

                [Series B] [Series B-1] Senior Note due 2000

 No.
                          WALTER INDUSTRIES, INC.

 promises to pay to

 or registered assigns

 the principal sum of

 Dollars on March 15, 2000.

 Interest Payment Dates:  March 15 and September 15

 Record Dates:  September 1 and March 1

Dated:___________________
                                    WALTER INDUSTRIES, INC.


                                    By:            ________________________
                                         Name:
                                         Title:



                                    By:            ________________________
Trustee's Certificate of                 Name:
Authentication                           Title:

                                              (SEAL)
This is one of the Notes
referred to in the within-
mentioned Indenture:

UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee


By:___________________________________
 Authorized Signatory

                          (Back of Note)

                [Series B] [Series B-1] Senior Note due 2000

      Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

      1. INTEREST. Walter Industries, Inc., a Delaware corporation (the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Note at ____% per annum from the Issue Date until maturity. The Company will pay interest semi-annually on September 15 and March 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be September 15, 1995. The Company shall pay interest (including post-petition interest in any proceeding under Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the interest rate then in effect on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

      2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the September 1 or March 1 preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders.
Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

      3. PAYING AGENT AND REGISTRAR. Initially, United States Trust Company of New York, the Trustee under the

Indenture, will act as Registrar and the Trustee and the Company will act as Co-Paying Agents. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

      4. INDENTURE. The Company issued the Notes under an Indenture dated as of March 17, 1995 (the "Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sec.Sec. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are secured obligations of the Company limited to $490,000,000 in aggregate principal amount. The Notes are secured by the outstanding Capital Stock of each of the Company's direct and indirect Subsidiaries (which term excludes Mid-State Homes, Inc.
and its Subsidiaries and Cardem Insurance Co., Ltd.), whether currently owned or hereafter acquired or created, which Capital Stock has been and will be pledged by the Company and certain of its Subsidiaries pursuant to the Pledge Agreement and certain Subsidiary Pledge Agreements.

      5. OPTIONAL REDEMPTION. The Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at a redemption price of 101% of the principal amount then outstanding, plus accrued and unpaid interest thereon to the applicable date of redemption; provided, however, that if a redemption is made from the Excess Proceeds of any Asset Sales as described in paragraph 9 below, the redemption price will be 100% of the principal amount then outstanding, plus accrued and unpaid interest thereon to the applicable date of redemption; and provided, further, however, that if such redemption is in part, not less than $150 million aggregate principal amount of the Notes shall be outstanding immediately after giving affect to such redemption.

      6.        MANDATORY REDEMPTION.  Except as set forth under Sections
4.08 or 4.09 of the Indenture, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

      7. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address.
Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption, provided that the Company shall have deposited with the Trustee or Paying Agent funds sufficient to redeem such Notes not later than the redemption date.

      8. CHANGE OF CONTROL. Upon the occurrence of a Change of Control, the Company will be required to make an offer to repurchase all or any part (equal to $1,000 principal amount or an integral multiple thereof) of a Holder's Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase. Within 30 days following the date on which the Company has actual knowledge that a Change of Control has occurred, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture. Holders of Notes may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

      9. ASSET SALES. If the Company consummates any Asset Sales, and when the aggregate amount of Excess Proceeds exceeds $25 million, the Company shall either (A) redeem the Notes (on a pro rata basis if the amount available for such redemption is less than the outstanding principal amount of the Notes plus accrued and unpaid interest, if any, to the date of redemption) at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of redemption or (B) make an offer to all Holders of Notes to purchase the maximum principal amount of Notes that may be purchased out of such Excess Proceeds, at an offer price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase; provided, however, that if following such a redemption or an offer to repurchase, assuming 100% acceptance, the outstanding principal amount of the Notes would be less than $150 million in the aggregate, the Excess Proceeds shall be utilized as provided in the Indenture with the result that Notes in the aggregate principal amount of $150 million will remain outstanding until such time as the aggregate of all unapplied Excess Proceeds from all Asset Sales is sufficient to redeem or repurchase 100% of the outstanding Notes, at which time the Company will be obligated to either redeem or offer to purchase the Notes as provided above. Holders of Notes that are the subject of an offer to purchase shall receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

      10. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Registrar shall not be required (A) to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.07 of the Indenture and ending at the close of business on the day of selection; or (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

      11. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes, subject, with respect to payment of interest, to the provisions of the Indenture relating to record dates.

      12. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders in case of a merger or consolidation or sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the Company's properties or assets, to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act or to evidence or provide for a replacement Trustee pursuant to the Indenture.

      13. RESTRICTIVE COVENANTS. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, pay dividends or make certain other Restricted Payments, incur additional Indebtedness or Liens, enter into transactions with Affiliates, make payments in respect of its Capital Stock or issue additional or sell Capital Stock, merge or consolidate with any other person or sell, lease, transfer or otherwise dispose of substantially all of its properties or assets or enter into sale and leaseback transactions. The limitations are subject to certain qualifications and exceptions. The Company must annually report to the Trustee regarding compliance with such limitations.

      14. SUCCESSOR CORPORATION. When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor corporation will be released from those obligations.

      15. DEFAULTS AND REMEDIES. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

      16. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

      17. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

      18. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

      19. NOTES. The term "Notes" refers to, collectively, the Series B Notes and the Series B-1 Notes issuable under the Indenture.

      20. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

      21. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the

Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

      The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests for such documents and for additional information may be made to: Walter Industries, Inc., 1500 North Dale Mabry Highway, Tampa, Florida 33607, Attention: Secretary.

ASSIGNMENT FORM


 To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


- ---------------------------------------------------------------------------
               (Insert assignee's soc. sec. or tax I.D. no.)


- ---------------------------------------------------------------------------


- ---------------------------------------------------------------------------


- ---------------------------------------------------------------------------


- ---------------------------------------------------------------------------
           (Print or type assignee's name, address and zip code)


and irrevocably appoint
                        ---------------------------------------------------
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


- ---------------------------------------------------------------------------

Date:
      ---------------


                          Your Signature:
                                         ----------------------------------
                           (Sign exactly as your name appears on the face
                            of this Note)


Signature Guarantee:
                     ----------------

                     OPTION OF HOLDER TO ELECT PURCHASE

      If you want to elect to have this Note purchased by the Company pursuant to Section 4.08 or 4.09 of the Indenture, check the box below*:

               / / Section 4.08          / / Section 4.09


      If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.08 or 4.09 of the Indenture, state the amount you elect to have purchased: $__________


Date:__________________        Your Signature:_____________________________
                                    (Sign exactly as your name appears on
the Note)

                               Tax Identification No.:_____________________


Signature Guarantee: _______________



___________________
*  Check applicable box.

                                 EXHIBIT B

                          FORM OF PLEDGE AGREEMENT


      This PLEDGE AGREEMENT (as amended, amended and restated or otherwise modified from time to time, herein called the "Agreement") is dated as of March 17, 1995, between Walter Industries, Inc., a Delaware corporation (the "Pledgor"), and United States Trust Company of New York, a New York corporation, as trustee (the "Trustee"), for and representative of the holders of the Series B Notes and Series B-1 Notes (each as hereinafter defined) under the Indenture (as hereinafter defined).

                                  RECITALS

      WHEREAS, the Pledgor is the legal and beneficial owner of the issued and outstanding Capital Stock (the "Pledged Shares") of the Subsidiaries listed on Schedule I;

      WHEREAS, the Pledgor, in order to retire certain debt obligations as part of its emergence in proceedings under Chapter 11 of the U.S. Bankruptcy Code, and the Trustee have entered into an indenture dated as of March 17, 1995 (the "Indenture") pursuant to which the Pledgor has issued up to $490,000,000 in aggregate principal amount of Series B Senior Notes due 2000 (the "Series B Notes");

      WHEREAS, the Pledgor may offer to issue Series B-1 Senior Notes due 2000 (the "Series B-1 Notes" and, with the Series B Notes, the "Notes") in exchange for outstanding Series B Notes;

      WHEREAS, in order to induce the Trustee to execute and deliver the Indenture, the Pledgor has agreed to pledge the Pledged Shares as collateral security for the performance of the Secured Obligations (as hereinafter defined); and

      WHEREAS, the Pledgor will derive direct and indirect economic benefit from the issuance of the Notes pursuant to the Indenture;

      NOW THEREFORE, in consideration of the premises herein set forth the parties hereto agree as follows:

      SECTION 1. Pledge. The Pledgor hereby pledges to the Trustee and grants to the Trustee for the benefit of the holders of the Notes (the "Noteholders") a first priority security interest in the following (the "Pledged Collateral") to secure the Secured Obligations:

                (i) the Pledged Shares and the certificates representing the Pledged Shares and, subject to Section 6, all dividends, cash, options, warrants, rights, instruments and other property and proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares; and

          (ii) all additional shares of Capital Stock of any Subsidiary now owned or hereafter acquired from time to time acquired by the Pledgor in any manner (which shares shall be deemed to be part of the Pledged Shares) and the certificates representing such additional shares and, subject to Section 6, all dividends, cash, options, warrants, rights, instruments and other property and proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

      The foregoing pledge and grant of a security interest constitutes the pledge and grant of a first priority security interest in the Pledged Collateral to secure the Secured Obligations.

      SECTION 2. Secured Obligations. This Agreement secures, and the Pledged Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by acceleration or otherwise (including the repurchase of Notes tendered pursuant to a Change of Control Offer or Asset Sale Offer and the payment of amounts which would become due but for the operation of the automatic stay under
Section 362(a) of the Bankruptcy Code, 11 U.S.C. Sec. 362(a)), of all obligations of the Pledgor now or hereafter existing under the Indenture and the Notes issued thereunder, whether for principal, premium, interest (including, without limitation, interest which, but for the filing of a petition in a bankruptcy, or other similar proceeding with respect to the Pledgor, would accrue on such obligations), fees, expenses, including, without limitation, all amounts due the Trustee under the Indenture, or otherwise and all obligations of the Pledgor now or hereafter existing under this Agreement (all such obligations being the "Secured Obligations").

      SECTION 3. Delivery of Pledged Collateral. (i) All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of the Trustee pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank and (ii) each of the certificates, instruments, certifications or other documents delivered pursuant to (i) shall be in form and substance satisfactory to the Trustee. At any time upon or after the occurrence of an Event of Default (as defined in the Indenture), the Trustee shall have the right, without notice to the Pledgor, to transfer to or to register in the name of the Trustee or any of its nominees any or all of the Pledged Collateral.
In addition, the Trustee shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

      SECTION 4. Representations and Warranties. The Pledgor represents and warrants as follows:

          (i) The Pledgor has full corporate power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Pledgor and constitutes a valid and binding agreement of the Pledgor and is enforceable against the Pledgor in accordance with the terms hereof. The performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not result in the creation or imposition of any Lien upon any of the assets of the Pledgor (other than the Pledged Collateral pursuant to this Agreement) or any of its Subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of or conflict with any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, (i) the certificate of incorporation or by-laws of the Pledgor or any of its Subsidiaries; or (ii) any contract or other agreement to which the Pledgor or any of its Subsidiaries is a party or by which the Pledgor or any of its Subsidiaries or any of its properties is bound or affected, or any judgment, ruling, decree, order, law, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Pledgor or any of its Subsidiaries.

          (ii) The Pledgor is, and at the time of delivery of any Pledged Collateral to the Trustee pursuant to Section 3 of this Agreement will be, the legal and beneficial owner of the Pledged Collateral free and clear of any Lien except for the Lien and security interest created by this Agreement.

         (iii) The Pledgor has full power, authority and legal right to pledge all the Pledged Collateral pursuant to this Agreement.

          (iv) No consent of any other party (including, without limitation, stockholders or creditors of the Pledgor) and no consent, authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (x) for the pledge by the Pledgor of the Pledged Collateral pursuant to this Agreement or (y) for the exercise by the Trustee of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement;

 except as may be required in connection with a disposition of Pledged
 ------
 Collateral by laws affecting the offering and sale of securities generally.

           (v) All of the Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable.

          (vi) The pledge of the Pledged Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged Collateral securing the payment of the Secured Obligations.

         (vii) All information set forth herein relating to the Pledged Collateral is accurate and complete in all material respects.

      SECTION 5. Supplements, Further Assurances. The Pledgor agrees that at any time and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Trustee may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Trustee to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

      The Pledgor further agrees that it will (a) upon the creation or acquisition of a Subsidiary, as promptly as practicable but in no event later than five Business Days thereafter, deliver to the Trustee the shares of Capital Stock of such Subsidiary owned by it and an amended Schedule I (each, a "Schedule I Amendment") which shall include such Subsidiary therein and (b) upon obtaining any shares of Capital Stock of any company required to be pledged pursuant to Section 1(ii), as promptly as practicable but in no event later than five Business Days thereafter, deliver to the Trustee such shares and a pledge amendment, duly executed by the Pledgor, in substantially the form of Schedule II hereto (a "Pledged Share Amendment"), in respect of the additional Pledged Shares which are to be pledged pursuant to this Agreement. The Pledgor hereby authorizes the Trustee to attach each Schedule I Amendment and Pledged Share Amendment to this Agreement and the Pledgor agrees that all Pledged Shares listed, respectively, on any Pledged Share Amendment and any Pledged Shares delivered to the Trustee shall for all purposes hereunder be considered Pledged Collateral.

      SECTION 6. Voting Rights; Dividends; Etc. (a) As long as no Event of Default (as defined in the Indenture) shall have occurred and be continuing:

           (i) The Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Indenture. It is understood, however, that neither (A) the voting by the Pledgor of any Pledged Shares for, or the Pledgor's consent to, the election of directors at an annual or other meeting of stockholders or with respect to incidental matters at any such meeting nor (B) the Pledgor's consent to or approval of any action otherwise permitted under this Agreement and the Indenture shall be deemed inconsistent with the terms of this Agreement or the Indenture within the meaning of this
 Section 6(a)(i), and no notice of any such voting or consent need be given to the Trustee.

          (ii) Subject to Sections 5 and 7 hereof, the Pledgor shall be entitled to receive and retain, and to utilize free and clear of the Lien and security interest under this Agreement, any and all dividends, distributions, principal, interest or other amounts paid in respect of the Pledged Collateral.

         (iii) In order to permit the Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 6(a)(i) above and to receive the dividends, distributions, principal, interest or other payments which it is authorized to receive and retain pursuant to
 Section 6(a)(ii) above, the Trustee shall, if necessary, upon written request of the Pledgor, from time to time execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies, dividend payment orders and other instruments as the Pledgor may reasonably request.

           (b) Upon the occurrence and during the continuance of an Event of Default under the Indenture:

           (i) Upon written notice from the Trustee to the Pledgor, all rights of the Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to
 Section 6(a)(i) above shall cease, and all such rights shall thereupon become vested in the Trustee which shall thereupon have the sole right to exercise such voting and other consensual rights during the continuance of such Event of Default.

          (ii) All rights of the Pledgor to receive the dividends, distributions, principal, interest and other payments which it would otherwise be authorized to receive and retain pursuant to Section 6(a)(ii) above shall cease and all such rights shall thereupon become vested in the Trustee who shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends, distributions, principal, interest and other payments during the continuance of such Event of Default.

         (iii) In order to permit the Trustee to exercise the voting and other consensual rights which it may be entitled to exercise pursuant to
 Section 6(b)(i) above, and to receive all dividends, distributions, principal, interest and other payments which it may be entitled to receive under section 6(b)(ii) above, the Pledgor shall, if necessary, upon the request of the Trustee, from time to time execute and deliver to the Trustee appropriate proxies, dividend payment orders and other instruments as the Trustee may reasonably request.

           (c) All dividends, distributions, principal, interest and other payments which are received by the Pledgor contrary to the provisions of Section 6(b)(ii) above shall be received in trust for the benefit of the Trustee, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Trustee as Pledged Collateral in the same form as so received (with any necessary endorsement).

      SECTION 7. Transfers and Other Liens; Additional Shares.

      A.  Transfers and Other Liens.  The Pledgor agrees that it will not
(i) sell, pledge, hypothecate or otherwise convey or dispose of any of the Pledged Collateral, (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for the Lien and security interest under this Agreement, or (iii) permit any of the Subsidiaries to merge or consolidate, unless all the outstanding Capital Stock of the surviving or resulting corporation is, upon such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding shares of any other constituent corporation; provided, however, that the Pledgor and its Subsidiaries may conduct Asset Sales in accordance with Section 4.09 of the Indenture, and upon the consummation of any such Asset Sale, any Pledged Collateral subject to such Asset Sale shall be released from the Lien of this Pledge Agreement.

      B. Additional Shares. The Pledgor agrees that it will (i) cause each of the Subsidiaries not to issue any shares, interests, participations, rights or other equivalents (however designated) of corporate stock in addition to or in substitution for the Pledged Shares issued by the Subsidiaries and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other equity securities of the Subsidiaries.

      SECTION 8. Trustee Appointed Attorney-in-Fact. The Pledgor hereby appoints the Trustee the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Trustee's discretion to take any action and to execute any instrument which the Trustee may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to the Pledgor representing any dividend, interest payment or other distribution or payment in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

      SECTION 9. Trustee May Perform. If the Pledgor fails to perform any agreement contained herein after receipt of a written request to do so from the Trustee, the Trustee may, within thirty days after such notice is effective pursuant to Section 20, itself perform, or cause performance of, such agreement and the reasonable expenses of the Trustee, including the reasonable fees and expenses of its agents and counsel, incurred in connection therewith shall be payable by the Pledgor under Section 13 hereof.

      SECTION 10. Reasonable Care. The Trustee shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equivalent to that which the Trustee, in its individual capacity, accords its own property consisting of negotiable securities, it being understood that the Trustee shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Trustee is deemed to have knowledge of such matters or (ii) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Pledged Collateral) to preserve any rights respecting any of the Pledged Collateral.

      SECTION 11. Remedies Upon Default; Decisions Relating to Exercise of Remedies; Payments Under Notes.

      A. Remedies Upon Default. Subject to Section 11B, if any Event of Default under the Indenture shall have occurred and be continuing:

                (i) The Trustee may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code (the "Code") in effect in the State of New York at that time, and the Trustee may also in its sole discretion, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at a public or private sale, at any exchange, broker's board or at any of the Trustee's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Trustee may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Pledged Collateral. The Trustee or any Noteholder may be the purchaser of any or all of the Pledged Collateral at any such sale but shall not be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold at such sale, to use and apply any of the Secured Obligations owed to such person as a credit on account of the purchase price of any Pledged Collateral payable by such person at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Trustee shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Pledgor hereby waives any claim against the Trustee arising by reason of the fact that the price at which any Pledged Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Trustee accepts the first offer received and does not offer such Pledged Collateral to more than one party.

          (ii) The Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws, the Trustee may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who will agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Trustee than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities
 Act), and, notwithstanding such circumstances, agrees that any private sale shall be deemed to have been made in a commercially reasonable manner and that the Trustee shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if the Pledgor would agree to do so.

         (iii) If the Trustee determines to exercise its right to sell any or all of the Pledged Collateral, upon written request, the Pledgor shall and shall cause each issuer of any Pledged Collateral to be sold hereunder from time to time to furnish to the Trustee all such information as the Trustee may request and to cause any financial intermediary to furnish any such information, in order to determine the number of shares, notes and other instruments included in the Pledged Collateral, which may be sold by the Trustee as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

      B. Decisions Relating to Exercise of Remedies. Notwithstanding anything in this Agreement to the contrary, the Trustee shall exercise, or shall refrain from exercising, any remedy provided for in Section 11A as provided in Article Ten of the Indenture.

      SECTION 12. Application of Proceeds. During and after the continuance of an Event of Default, any cash held by the Trustee as Pledged Collateral and all cash proceeds received by the Trustee (all such cash being "Proceeds") in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral pursuant to the exercise by the Trustee of its remedies as a secured creditor as provided in Section 11 of this Agreement shall be applied promptly from time to time by the Trustee as follows:

                First, to the payment of the costs and expenses of such
                -----
      sale, collection or other realization, including reasonable compensation to the Trustee and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Trustee in connection therewith including all amounts due to the Trustee under Article Seven of the Indenture;

                Second, to the payment of the Secured Obligations as
                ------
      provided pursuant to the Indenture; and

                Third, after payment in full of all Secured Obligations, to
                -----
      the Pledgor.

      SECTION 13. Expenses. The Pledgor will, upon demand, pay to the Trustee the amount of any and all reasonable expenses, disbursements and advances, including reasonable fees and expenses of its counsel and of any experts and agents, which the Trustee may incur in connection with (i) the acceptance and administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Trustee or the Noteholders hereunder or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof.

      SECTION 14. No Waiver. No failure on the part of the Trustee to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Trustee of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are to the fullest extent permitted by law cumulative and are not exclusive of any other remedies provided by law.

      SECTION 15. Trustee. The Trustee has been appointed as Trustee hereunder pursuant to the Indenture. The Trustee shall be obligated, and shall have the right, hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of Pledged Collateral) solely in accordance with this Agreement and the Indenture. Without limiting the generality of the foregoing, the provisions of Sections 7.01 and 7.02 of the Indenture shall be applicable to actions taken or not taken by the Trustee hereunder. The Trustee may resign and a successor Trustee may be appointed in the manner provided in the Indenture. Upon the acceptance of any appointment as a Trustee by a successor Trustee, that successor Trustee shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Trustee under this Agreement, and the retiring Trustee shall thereupon be discharged from its duties and obligations under this Agreement and, after payment to it of all amounts due it hereunder, shall deliver any Pledged Collateral in its possession to the successor Trustee. After any retiring Trustee's resignation, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Trustee. Anything contained in this Agreement to the contrary notwithstanding, in the event of any conflict between the express terms and provisions of this Agreement and the express terms and provisions of the Indenture, such terms and provisions of the Indenture shall control.

      SECTION 16. Indemnification. The Pledgor hereby agrees to indemnify the Trustee for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Trustee in any way relating to or arising out of this Agreement or any instrument relating hereto, or any other documents contemplated by or referred to herein or the transactions contemplated hereby or the enforcement of any of the terms hereof or of any such other documents or otherwise arising out of or relating in any manner to the pledges, dispositions of Pledged Collateral or proceeds of Pledged Collateral, or other actions of any nature with respect to the Pledged Collateral contemplated hereunder and under the Indenture to secure the payment of the Secured Obligations; provided,
                                                            --------
however, that the Pledgor shall not be liable for any of the foregoing to
- -------
the extent they arise from the negligence or willful misconduct of the Trustee or failure by the Trustee to exercise reasonable care in the custody and preservation of the Pledged Collateral as provided in Section 10.

      SECTION 17. Lien Created. To secure Pledgor's obligations under Sections 13 and 16, the Trustee shall have a Lien against the Pledged Collateral.

      SECTION 18. Amendments, Etc. Prior to such time as all Secured Obligations shall have been paid in full in cash or defeased pursuant to
Section 8.02 of the Indenture, this Agreement may be amended by a writing duly signed for and on behalf of the Trustee and with the consent of the Noteholders as provided in the Indenture.

      SECTION 19. Termination. When all Secured Obligations have been paid in full in cash or defeased pursuant to Section 8.02 of the Indenture, this Agreement shall terminate, and the Trustee shall, upon the request and at the expense of the Pledgor, forthwith assign, transfer and deliver, against receipt and without recourse to the Trustee, such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof to or on the order of the Pledgor.

      SECTION 20. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including telegraphic or telecopy communication) and mailed, telegraphed, telecopied or delivered, if to the Pledgor, addressed to it at the address set forth on the signature page of this Agreement, and if to the Trustee, addressed to it at the address set forth on the signature page of this Agreement. All such notices and other communications shall, when mailed or telegraphed, be effective when deposited in the mails or delivered to the telegraph company, respectively, and shall, when delivered or telecopied, be effective when received.

      SECTION 21. Continuing Security Interest; Transfer of Notes. Subject to Section 18, this Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until indefeasible payment in full of all Secured Obligations, (ii) be binding upon the Pledgor, its successors and assigns, and (iii) inure, together with the rights and remedies of the Trustee hereunder, to the benefit of the Trustee and the Noteholders and each of their respective successors, transferees and assigns.

      SECTION 22. Governing Law, Terms. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. Unless otherwise defined herein or in the Indenture, terms defined in Articles 8 and 9 of the Uniform Commercial Code as in effect in the State of New York are used herein as therein defined.

      SECTION 23. Consent to Jurisdiction and Service of Process. All judicial proceedings brought against the Pledgor with respect to this Agreement may be brought in any state or federal court of competent jurisdiction in the State of New York, and by execution and delivery of this Agreement the Pledgor accepts for itself and in connection with its properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Nothing herein shall limit the right of the Trustee to bring proceedings against the Pledgor in the courts of any other jurisdiction.

      SECTION 24. Advances. The Trustee shall not be obligated or required to expend, advance or risk any of its own funds in the performance of its obligations hereunder.

      SECTION 25. Agents, Attorneys. The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care. The Trustee may consult with counsel of its selection and the advice of such counsel or a written opinion rendered by such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

      SECTION 26. Waiver. Pledgor waives presentment, demand, protest or notice of any kind.

      SECTION 27. Security Interest Absolute. All rights of the Trustee and security interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

           (i) any lack of validity or enforceability of any of the Notes, the Indenture or any instrument relating thereto;

          (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any of the Notes or the Indenture;

         (iii) any exchange, release or non-perfection of any other collateral securing, or any release or amendment or waiver of or consent to departure from any guaranty of, all or any of the Secured Obligations; or

          (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor.

      SECTION 28. Defined Terms. Terms used but not defined herein shall have the meaning ascribed to them in the Indenture.

      IN WITNESS WHEREOF, the Pledgor and the Trustee have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the date first above written


                               Pledgor
                               WALTER INDUSTRIES, INC.



                               By:  _______________________________________
                                    Name:
                                    Title:

                               Notice Address:
                               1500 North Dale Mabry Highway
                               Tampa, Florida  33607
                               Attn:  Chief Financial Officer


                               Trustee
                               UNITED STATES TRUST COMPANY
                                  OF NEW YORK, as Trustee



                               By:  _______________________________________
                                    Name:
                                    Title:

                               Notice Address:
                               114 West 47th Street
                               New York, New York  10036
                               Attn:  Corporate Trust Division

                                 SCHEDULE I

                            LIST OF SUBSIDIARIES

                                                              Percentage of
              Class     Stock                   Number         All Capital
                of   Certificate     Par          of              Stock
Issuer        Stock     No(s).      Value       Shares         Outstanding
- ------        -----  -----------    -----       ------        -------------

                                SCHEDULE II

                          To the Pledge Agreement


                          PLEDGED SHARE AMENDMENT


     This Pledged Share Amendment, dated as of ______, is delivered
pursuant to Section 5 of the Pledge Agreement referred  to below.   The
undersigned hereby agrees that this Pledged Share Amendment may be attached to the Pledge Agreement dated as of March 17, 1995, between the undersigned and United States Trust Company of New York, as Trustee (the "Pledge Agreement"; capitalized terms defined therein being used herein as therein defined), and that the Pledged Shares listed on this Pledged Share Amendment shall be deemed to be part of the Pledged Shares and shall become part of the Pledged Collateral and shall secure all Secured Obligations as provided in the Pledge Agreement.


                                   WALTER INDUSTRIES, INC.



                               By:      ___________________________________
                                        Name:
                                        Title:



                                                              Percentage of
              Class     Stock                   Number         All Capital
                of   Certificate     Par          of              Stock
Issuer        Stock     No(s).      Value       Shares         Outstanding
- ------        -----  -----------    -----       ------        -------------

                                 EXHIBIT C

                    FORM OF SUBSIDIARY PLEDGE AGREEMENT



         This SUBSIDIARY PLEDGE AGREEMENT (as amended, amended and restated or otherwise modified from time to time, herein called the "Agreement") is dated as of ____ __, 1995, between _______________________________________________ (the "Pledgor"), and United
States Trust Company of New York, a New York corporation, as trustee (the "Trustee") for and representative of the holders of the Series B Notes and Series B-1 Notes (each as hereinafter defined) under the Indenture (as hereinafter defined).

                                  RECITALS

         WHEREAS, the Pledgor is the legal and beneficial owner of the issued and outstanding Capital Stock (the "Pledged Shares") of the Subsidiaries of the Company (as hereinafter defined) listed on Schedule I;

         WHEREAS, the Pledgor is a Subsidiary of Walter Industries, Inc., a Delaware corporation (the "Company");

         WHEREAS, the Company, in order to retire certain debt obligations as part of its and certain of its Subsidiaries emergence in proceedings under Chapter 11 of the U.S. Bankruptcy Code, and the Trustee have entered into an indenture dated as of March 17, 1995 (the "Indenture") pursuant to which the Company has issued up to $490,000,000 in aggregate principal amount of Series B Senior Notes due 2000 (the "Series B Notes");

         WHEREAS, the Company may offer to issue its Series B-1 Senior Notes due 2000 (the "Series B-1 Notes" and, with the Series B Notes, the "Notes") in exchange for outstanding Series B Notes;

         WHEREAS, in order to induce the Trustee to execute and deliver the Indenture, the Company has agreed to cause the Pledgor to pledge the Pledged Shares as collateral security for the performance of the Secured Obligations (as hereinafter defined); and

         WHEREAS, the Pledgor will derive direct and indirect economic benefit from the issuance of the Notes pursuant to the Indenture;

         NOW THEREFORE, in consideration of the premises herein set forth the parties hereto agree as follows:

         SECTION 1. Pledge. The Pledgor hereby pledges to the Trustee and grants to the Trustee for the benefit of the holders of the Notes (the "Noteholders") a first priority security interest in the following (the "Pledged Collateral") to secure the Secured Obligations:

              (i) the Pledged Shares and the certificates representing the Pledged Shares and, subject to Section 6, all dividends, cash, options, warrants, rights, instruments and other property and proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares; and

             (ii) all additional shares of Capital Stock of any Subsidiary of the Company now owned or hereafter acquired from time to time acquired by the Pledgor in any manner (which shares shall be deemed to be part of the Pledged Shares) and the certificates representing such additional shares and, subject to Section 6, all dividends, cash, options, warrants, rights, instruments and other property and proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

         The foregoing pledge and grant of a security interest constitutes the pledge and grant of a first priority security interest in the Pledged Collateral to secure the Secured Obligations.

         SECTION 2. Secured Obligations. This Agreement secures, and the Pledged Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by acceleration or otherwise (including the repurchase of Notes tendered pursuant to a Change of Control Offer or Asset Sale Offer and the payment of amounts which would become due but for the operation of the automatic stay under
Section 362(a) of the Bankruptcy Code, 11 U.S.C. Sec. 362(a)), of all obligations of the Company now or hereafter existing under the Indenture and the Notes issued thereunder, whether for principal, premium, interest (including, without limitation, interest which, but for the filing of a petition in a bankruptcy, or other similar proceeding with respect to the Company, would accrue on such obligations), fees, expenses, including, without limitation, all amounts due the Trustee under the Indenture, or otherwise and all obligations of the Pledgor now or hereafter existing under this Agreement (all such obligations being the "Secured Obligations").

         SECTION 3. Delivery of Pledged Collateral. (i) All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of the Trustee pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank and (ii) each of the certificates, instruments, certifications or other documents delivered pursuant to (i) shall be in form and substance satisfactory to the Trustee. At any time upon or after the occurrence of an Event of Default (as defined in the Indenture), the Trustee shall have the right, without notice to the Pledgor, to transfer to or to register in the name of the Trustee or any of its nominees any or all of the Pledged Collateral. In addition, the Trustee shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

         SECTION 4. Representations and Warranties. The Pledgor represents and warrants as follows:

              (i) The Pledgor has full corporate power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Pledgor and constitutes a valid and binding agreement of the Pledgor and is enforceable against the Pledgor in accordance with the terms hereof. The performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not result in the creation or imposition of any Lien upon any of the assets of the Pledgor (other than the Pledged Collateral pursuant to this Agreement) or any of its Subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of or conflict with any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, (i) the certificate of incorporation or by-laws of the Pledgor or any of its Subsidiaries; or (ii) any contract or other agreement to which the Pledgor or any of its Subsidiaries is a party or by which the Pledgor or any of its Subsidiaries or any of its properties is bound or affected, or any judgment, ruling, decree, order, law, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Pledgor or any of its Subsidiaries.

             (ii) The Pledgor is, and at the time of delivery of any Pledged Collateral to the Trustee pursuant to Section 3 of this Agreement will be, the legal and beneficial owner of the Pledged Collateral free and clear of any Lien except for the Lien and security interest created by this Agreement.

            (iii) The Pledgor has full power, authority and legal right to pledge all the Pledged Collateral pursuant to this Agreement.

             (iv) No consent of any other party (including, without limitation, stockholders or creditors of the Pledgor) and no consent, authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (x) for the pledge by the Pledgor of the Pledged Collateral pursuant to this Agreement or (y) for the exercise by the Trustee of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement; except as may be
                                                      ------
required in connection with a disposition of Pledged Collateral by laws affecting the offering and sale of securities generally.

              (v) All of the Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable.

             (vi) The pledge of the Pledged Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged Collateral securing the payment of the Secured Obligations.

            (vii) All information set forth herein relating to the Pledged Collateral is accurate and complete in all material respects.

         SECTION 5. Supplements, Further Assurances. The Pledgor agrees that at any time and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Trustee may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Trustee to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

         The Pledgor further agrees that it will (a) upon the creation or acquisition of a Subsidiary of the Company as promptly as practicable but in no event later than five Business Days thereafter deliver to the Trustee the shares of Capital Stock of such Subsidiary owned by it and an amended
Schedule I (each, a "Schedule I Amendment") which shall include such Subsidiary therein and (b) upon obtaining any shares of Capital Stock of any company required to be pledged pursuant to Section 1(ii), as promptly as practicable but in no event later than five Business Days thereafter deliver to the Trustee such shares and a pledge amendment, duly executed by the Pledgor, in substantially the form of Schedule II hereto (a "Pledged Share Amendment"), in respect of the additional Pledged Shares which are to be pledged pursuant to this Agreement. The Pledgor hereby authorizes the Trustee to attach each Schedule I Amendment and Pledged Share Amendment to this Agreement and the Pledgor agrees that all Pledged Shares listed, respectively, on any Pledged Share Amendment and any Pledged Shares delivered to the Trustee shall for all purposes hereunder be considered Pledged Collateral.

         SECTION 6. Voting Rights; Dividends; Etc. (a) As long as no Event of Default (as defined in the Indenture) shall have occurred and be continuing:

              (i) The Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Indenture. It is understood, however, that neither (A) the voting by the Pledgor of any Pledged Shares for, or the Pledgor's consent to, the election of directors at an annual or other meeting of stockholders or with respect to incidental matters at any such meeting nor
(B) the Pledgor's consent to or approval of any action otherwise permitted under this Agreement and the Indenture shall be deemed inconsistent with the terms of this Agreement or the Indenture within the meaning of this
Section 6(a)(i), and no notice of any such voting or consent need be given to the Trustee.

             (ii) Subject to Sections 5 and 7 hereof, the Pledgor shall be entitled to receive and retain, and to utilize free and clear of the Lien and security interest under this Agreement, any and all dividends, distributions, principal, interest or other amounts paid in respect of the Pledged Collateral.

            (iii) In order to permit the Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 6(a)(i) above and to receive the dividends, distributions, principal, interest or other payments which it is authorized to receive and retain pursuant to Section 6(a)(ii) above, the Trustee shall, if necessary, upon written request of the Pledgor, from time to time execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies, dividend payment orders and other instruments as the Pledgor may reasonably request.

              (b) Upon the occurrence and during the continuance of an Event of Default under the Indenture:

              (i) Upon written notice from the Trustee to the Pledgor, all rights of the Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 6(a)(i) above shall cease, and all such rights shall thereupon become vested in the Trustee which shall thereupon have the sole right to exercise such voting and other consensual rights during the continuance of such Event of Default.

             (ii) All rights of the Pledgor to receive the dividends, distributions, principal, interest and other payments which it would otherwise be authorized to receive and retain pursuant to Section 6(a)(ii) above shall cease and all such rights shall thereupon become vested in the Trustee who shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends, distributions, principal, interest and other payments during the continuance of such Event of Default.

            (iii) In order to permit the Trustee to exercise the voting and other consensual rights which it may be entitled to exercise pursuant to Section 6(b)(i) above, and to receive all dividends, distributions, principal, interest and other payments which it may be entitled to receive under section 6(b)(ii) above, the Pledgor shall, if necessary, upon the request of the Trustee, from time to time execute and deliver to the Trustee appropriate proxies, dividend payment orders and other instruments as the Trustee may reasonably request.

              (c) All dividends, distributions, principal, interest and other payments which are received by the Pledgor contrary to the provisions of Section 6(b)(ii) above shall be received in trust for the benefit of the Trustee, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Trustee as Pledged Collateral in the same form as so received (with any necessary endorsement).

         SECTION 7. Transfers and Other Liens; Additional Shares.

         A. Transfers and Other Liens. The Pledgor agrees that it will not (i) sell, pledge, hypothecate or otherwise convey or dispose of any of the Pledged Collateral, (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for the Lien and security interest under this Agreement, or (iii) permit any of the Subsidiaries to merge or consolidate, unless all the outstanding Capital Stock of the surviving or resulting corporation is, upon such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding shares of any other constituent corporation; provided, however, that the Pledgor and its Subsidiaries may conduct Asset Sales in accordance with Section 4.09 of the Indenture, and upon the consummation of any such Asset Sale, any Pledged Collateral subject to such Asset Sale shall be released from the Lien of this Pledge Agreement.

         B. Additional Shares. The Pledgor agrees that it will (i) cause each of its Subsidiaries not to issue any shares, interests, participations, rights or other equivalents (however designated) of corporate stock in addition to or in substitution for the Pledged Shares issued by the Subsidiaries and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other equity securities of the Subsidiaries of the Company.

         SECTION 8. Trustee Appointed Attorney-in-Fact. The Pledgor hereby appoints the Trustee the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Trustee's discretion to take any action and to execute any instrument which the Trustee may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to the Pledgor representing any dividend, interest payment or other distribution or payment in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

         SECTION 9. Trustee May Perform. If the Pledgor fails to perform any agreement contained herein after receipt of a written request to do so from the Trustee, the Trustee may, within thirty days after such notice is effective pursuant to Section 20, itself perform, or cause performance of, such agreement and the reasonable expenses of the Trustee, including the reasonable fees and expenses of its agents and counsel, incurred in connection therewith shall be payable by the Pledgor under Section 13 hereof.

         SECTION 10. Reasonable Care. The Trustee shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equivalent to that which the Trustee, in its individual capacity, accords its own property consisting of negotiable securities, it being understood that the Trustee shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Trustee is deemed to have knowledge of such matters or (ii) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Pledged Collateral) to preserve any rights respecting any of the Pledged Collateral.

         SECTION 11. Remedies Upon Default; Decisions Relating to Exercise of Remedies; Payments Under Notes.

         A. Remedies Upon Default. Subject to Section 11B, if any Event of Default under the Indenture shall have occurred and be continuing:

              (i) The Trustee may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code (the "Code") in effect in the State of New York at that time, and the Trustee may also in its sole discretion, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Trustee's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Trustee may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Pledged Collateral. The Trustee or any Noteholder may be the purchaser of any or all of the Pledged Collateral at any such sale but shall not be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold at such sale, to use and apply any of the Secured Obligations owed to such person as a credit on account of the purchase price of any Pledged Collateral payable by such person at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Trustee shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Pledgor hereby waives any claim against the Trustee arising by reason of the fact that the price at which any Pledged Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Trustee accepts the first offer received and does not offer such Pledged Collateral to more than one party.

             (ii) The Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws, the Trustee may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who will agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Trustee than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities
Act), and, notwithstanding such circumstances, agrees that any private sale shall be deemed to have been made in a commercially reasonable manner and that the Trustee shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if the Pledgor would agree to do so.

            (iii) If the Trustee determines to exercise its right to sell any or all of the Pledged Collateral, upon written request, the Pledgor shall and shall cause each issuer of any Pledged Collateral to be sold hereunder from time to time to furnish to the Trustee all such information as the Trustee may request and to cause any financial intermediary to furnish any such information, in order to determine the number of shares, notes and other instruments included in the Pledged Collateral, which may be sold by the Trustee as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

         B. Decisions Relating to Exercise of Remedies. Notwithstanding anything in this Agreement to the contrary, the Trustee shall exercise, or shall refrain from exercising, any remedy provided for in Section 11A as provided in Article Ten of the Indenture.

         SECTION 12. Application of Proceeds. During and after the continuance of an Event of Default, any cash held by the Trustee as Pledged Collateral and all cash proceeds received by the Trustee (all such cash being "Proceeds") in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral pursuant to the exercise by the Trustee of its remedies as a secured creditor as provided in Section 11 of this Agreement shall be applied promptly from time to time by the Trustee as follows:

         First, to the payment of the costs and expenses of such sale,
         -----
collection or other realization, including reasonable compensation to the Trustee and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Trustee in connection therewith including all amounts due to the Trustee under Article Seven of the Indenture;

         Second, to the payment of the Secured Obligations as provided
         ------
pursuant to the Indenture; and

         Third, after payment in full of all Secured Obligations, to the
         -----
Pledgor.

         SECTION 13. Expenses. The Pledgor will, upon demand, pay to the Trustee the amount of any and all reasonable expenses, disbursements and advances, including reasonable fees and expenses of its counsel and of any experts and agents, which the Trustee may incur in connection with (i) the acceptance and administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Trustee or the Noteholders hereunder or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof.

         SECTION 14. No Waiver. No failure on the part of the Trustee to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Trustee of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are to the fullest extent permitted by law cumulative and are not exclusive of any other remedies provided by law.

         SECTION 15. Trustee. The Trustee has been appointed as Trustee hereunder pursuant to the Indenture. The Trustee shall be obligated, and shall have the right, hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of Pledged Collateral) solely in accordance with this Agreement and the Indenture. Without limiting the generality of the foregoing, the provisions of Sections 7.01 and 7.02 of the Indenture shall be applicable to actions taken or not taken by the Trustee hereunder. The Trustee may resign and a successor Trustee may be appointed in the manner provided in the Indenture. Upon the acceptance of any appointment as a Trustee by a successor Trustee, that successor Trustee shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Trustee under this Agreement, and the retiring Trustee shall thereupon be discharged from its duties and obligations under this Agreement and, after payment to it of all amounts due it hereunder, shall deliver any Pledged Collateral in its possession to the successor Trustee. After any retiring Trustee's resignation, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Trustee. Anything contained in this Agreement to the contrary notwithstanding, in the event of any conflict between the express terms and provisions of this Agreement and the express terms and provisions of the Indenture, such terms and provisions of the Indenture shall control.

         SECTION 16. Indemnification. The Pledgor hereby agrees to indemnify the Trustee for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Trustee in any way relating to or arising out of this Agreement or any instrument relating hereto, or any other documents contemplated by or referred to herein or the transactions contemplated hereby or the enforcement of any of the terms hereof or of any such other documents or otherwise arising out of or relating in any manner to the pledges, dispositions of Pledged Collateral or proceeds of Pledged Collateral, or other actions of any nature with respect to the Pledged Collateral contemplated hereunder and under the Indenture to secure the payment of the Secured Obligations; provided, however, that the Pledgor
                                    --------  -------
shall not be liable for any
of the foregoing to the extent they arise from the negligence or willful misconduct of the Trustee or failure by the Trustee to exercise reasonable care in the custody and preservation of the Pledged Collateral as provided in Section 10.

         SECTION 17. Lien Created. To secure Pledgor's obligations under Sections 13 and 16, the Trustee shall have a Lien against the Pledged Collateral.

         SECTION 18. Amendments, Etc. Prior to such time as all Secured Obligations shall have been paid in full in cash or defeased pursuant to
Section 8.02 of the Indenture, this Agreement may be amended by a writing duly signed for and on behalf of the Trustee and with the consent of the Noteholders as provided in the Indenture.

         SECTION 19. Termination. When all Secured Obligations have been paid in full in cash or defeased pursuant to Section 8.02 of the Indenture, this Agreement shall terminate, and the Trustee shall, upon the request and at the expense of the Pledgor, forthwith assign, transfer and deliver, against receipt and without recourse to the Trustee, such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof to or on the order of the Pledgor.

         SECTION 20. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including telegraphic or telecopy communication) and mailed, telegraphed, telecopied or delivered, if to the Pledgor, addressed to it at the address set forth on the signature page of this Agreement, and if to the Trustee, addressed to it at the address set forth on the signature page of this Agreement. All such notices and other communications shall, when mailed or telegraphed, be effective when deposited in the mails or delivered to the telegraph company, respectively, and shall, when delivered or telecopied, be effective when received.

         SECTION 21. Continuing Security Interest; Transfer of Notes. Subject to Section 18, this Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until indefeasible payment in full of all Secured Obligations, (ii) be binding upon the Pledgor, its successors and assigns, and (iii) inure, together with the rights and remedies of the Trustee hereunder, to the benefit of the Trustee and the Noteholders and each of their respective successors, transferees and assigns.

         SECTION 22. Governing Law, Terms. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. Unless otherwise defined herein or in the Indenture, terms defined in Articles 8 and 9 of the Uniform Commercial Code as in effect in the State of New York are used herein as therein defined.

         SECTION 23. Consent to Jurisdiction and Service of Process. All judicial proceedings brought against the Pledgor with respect to this Agreement may be brought in any state or federal court of competent jurisdiction in the State of New York, and by execution and delivery of this Agreement the Pledgor accepts for itself and in connection with its properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Nothing herein shall limit the right of the Trustee to bring proceedings against the Pledgor in the courts of any other jurisdiction.

         SECTION 24. Advances. The Trustee shall not be obligated or required to expend, advance or risk any of its own funds in the performance of its obligations hereunder.

         SECTION 25. Agents, Attorneys. The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care. The Trustee may consult with counsel of its selection and the advice of such counsel or a written opinion rendered by such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         SECTION 26. Waiver. Pledgor waives presentment, demand, protest or notice of any kind.

         SECTION 27. Security Interest Absolute. All rights of the Trustee and security interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

              (i) any lack of validity or enforceability of any of the Notes, the Indenture or any instrument relating thereto;

             (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any of the Notes or the Indenture;

            (iii) any exchange, release or non-perfection of any other collateral securing, or any release or amendment or waiver of or consent to departure from any guaranty of, all or any of the Secured Obligations; or

             (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor.

         SECTION 28. Limitation of Liability. It is the intention of the parties that in no event shall Pledgor's obligations hereunder constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction. Therefore, in the event that this Agreement would, but for this sentence, constitute or result in such a violation, then the liability of Pledgor hereunder shall be reduced to the extent necessary to eliminate such violation under the applicable fraudulent conveyance or similar law.

         SECTION 29. Defined Terms. Terms used but not defined herein shall have the meaning ascribed to them in the Indenture.

              IN WITNESS WHEREOF, the Pledgor and the Trustee have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the date first above written


                              Pledgor
                              [NAME]



                               By: _______________________________________
                                   Name:
                                   Title:

                              Notice Address:
                              1500 North Dale Mabry Highway
                              Tampa, Florida 33607
                              Attn:  Chief Financial Officer


                              Trustee
                              UNITED STATES TRUST COMPANY
                                 OF NEW YORK, as Trustee



                               By: _______________________________________
                                   Name:
                                   Title:

                              Notice Address:
                              117 West 47th Street
                              New York, New York  10036
                              Attn:  Corporate Trust Division

                                 SCHEDULE I

                        LIST OF COMPANY SUBSIDIARIES


                                                              Percentage of
              Class     Stock                   Number         All Capital
                of   Certificate     Par          of              Stock
Issuer        Stock     No(s).      Value       Shares         Outstanding
- ------        -----  -----------    -----       ------        -------------

                                SCHEDULE II

                          To the Pledge Agreement


                          PLEDGED SHARE AMENDMENT


     This Pledged Share Amendment, dated as of ______, is delivered
pursuant to Section 5 of the Pledge Agreement referred  to below.   The
undersigned hereby agrees that this Pledged Share Amendment may be attached to the Pledge Agreement dated as of ___________ __, between the undersigned and United States Trust Company of New York, as Trustee (the "Pledge Agreement"; capitalized terms defined therein being used herein as therein defined), and that the Pledged Shares listed on this Pledged Share Amendment shall be deemed to be part of the Pledged Shares and shall become part of the Pledged Collateral and shall secure all Secured Obligations as provided in the Pledge Agreement.


                                   [NAME]



                                   By:  ___________________________________
                                        Name:
                                        Title:



                                                              Percentage of
              Class     Stock                   Number         All Capital
                of   Certificate     Par          of              Stock
Issuer        Stock     No(s).      Value       Shares         Outstanding
- ------        -----  -----------    -----       ------        -------------

                                 EXHIBIT D

                        SUBORDINATION PROVISIONS FOR
                         SUBORDINATED INDEBTEDNESS

         "Subordinated Notes" means any notes of the Company subject to the following provisions.

         The Subordinated Notes will be Subordinated Indebtedness of the Company. The payment of the Subordinated Obligations (as defined below) will, to the extent set forth herein, be subordinated in right of payment to the prior payment in full, in cash, of the Notes.

         "Subordinated Obligations" is defined to mean any principal of, premium, if any, and interest on the Subordinated Notes payable pursuant to the terms of the Subordinated Notes or upon acceleration, including any amounts received upon the exercise of rights of rescission or other rights of action (including claims for damages) or otherwise, to the extent relating to the purchase price of the Subordinated Notes or amounts corresponding to such principal, premium, if any, or interest on the Subordinated Notes.

         Upon any payment or distribution of assets or securities of the Company, of any kind or character, whether in cash, property or securities, in connection with any dissolution or winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon the Notes (including any interest accruing subsequent to an event of bankruptcy, whether or not such interest is an allowed claim enforceable against the debtor under the United States Bankruptcy Code) shall first be paid in full, in cash, before the holders of the Subordinated Notes or any trustee on their behalf shall be entitled to receive any payment by the Company on account of Subordinated Obligations, or any payment to acquire any of the Subordinated Notes for cash, property or securities, or any distribution with respect to the Subordinated Notes of any cash, property, or securities. Before any payment may be made by, or on behalf of, the Company on any Subordinated Obligations in connection with any such dissolution, winding up, liquidation or reorganization, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, to which the holders of Subordinated Notes or any trustee on their behalf would be entitled, but for the subordination provisions hereof, shall be made by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution or by the holders of Subordinated Notes or any trustee if received by them or it, directly to the Holders of the Notes (pro rata to such Holders on the basis of the respective amounts of Notes held by such Holders) or their representatives or to the Trustee under the Indenture, as their respective interests appear, to the extent necessary to pay all such Notes in full, in cash, after giving effect to any concurrent payment, distribution or provision therefor to or for the Holders of the Notes.

         No direct or indirect payment by or on behalf of the Company of Subordinated Obligations, whether pursuant to the terms of the Subordinated Notes or upon acceleration or otherwise, shall be made if, at the time of such payment, there exists a default in the payment of all or any portion of the obligations on the Notes, and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the Holders of the Notes. In addition, during the continuance of any other Event of Default with respect to the Notes (a) if such Event of Default under the Notes results from the acceleration of the Subordinated Notes, from and after the date of such acceleration, or (b) with respect to any other Event of Default upon receipt by the trustee of written notice from the Trustee or other representative for the Holders of the Notes (or the Holders of at least a majority in principal amount of the outstanding Notes), no payment of Subordinated Obligations may be made by or on behalf of the Company upon or in respect of the Subordinated Notes for a period (a "Payment Blockage Period") commencing on the earlier of the date of receipt of such notice or the date of such acceleration and ending 179 days thereafter (unless such Payment Blockage Period shall be terminated by written notice to the trustee from the Trustee or other representative of the Holders or by repayment in full in cash of the Notes). Not more than one Payment Blockage Period may be commenced with respect to the Subordinated Notes during any period of 360 consecutive days. Notwithstanding anything herein to the contrary, there must be 180 consecutive days in any 360-day period in which no Payment Blockage Period is in effect. No Event of Default that existed or was continuing (it being acknowledged that any subsequent action that would give rise to an Event of Default pursuant to any provision under which an Event of Default previously existed or was continuing shall constitute a new Event of Default for this purpose) on the date of commencement of any Payment Blockage Period shall be, or shall be made, the basis for the commencement of a second Payment Blockage Period by the representative for, or the Holders of, the Notes, whether or not within a period of 360 consecutive days, unless such Event of Default shall have been cured or waived for a period of not less than 90 consecutive days.

         To the extent any payment of Notes (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Notes or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent the obligation to repay any Notes is declared to be fraudulent, invalid, or otherwise set aside (and all other amounts that would come due with respect thereto had such obligation not been so affected), the Notes shall be deemed to be reinstated and outstanding as Notes for all purposes hereof as if such declaration, invalidity or setting aside had not occurred.

                                                                    ANNEX A



Homes Holdings Corporation
Jim Walter Homes, Inc.
Jim Walter Resources, Inc.
Jim Walter Window Components, Inc.
JW Aluminum Company
JW Resources, Inc.
Land Holdings Corporation
Mid-State Homes, Inc.
Mid-State Holdings Corporation
Railroad Holdings Corporation
Sloss Industries Corporation
Southern Precision Corporation
United States Pipe and Foundry Company
United Land Corporation
Vestal Manufacturing Company
Walter Industries, Inc.



                                    E-1